                                                                   EXHIBIT 10.42

                        AMENDMENT NO. 4 TO LOAN AGREEMENT


         AMENDMENT NO. 4 TO LOAN AGREEMENT (this "FOURTH AMENDMENT"), made and executed this 21st day of December, 2001, by and among:

         OMEGA HEALTHCARE INVESTORS, INC. and certain of its subsidiaries (individually, a "BORROWER" and collectively, the "BORROWERS"),

         The Banks that have executed the signature pages hereto (individually, a "BANK" and collectively, the "BANKS"); and

         FLEET NATIONAL BANK, a national banking association, as Agent for the Banks (in such capacity, together with its successors in such capacity, the "AGENT").

                             PRELIMINARY STATEMENTS

         (A) The Borrowers have entered into a certain Loan Agreement dated June 15, 2000 (as amended by (i) Amendment No. 1 to Loan Agreement dated August 15, 2000, (ii) Amendment No. 2 to Loan Agreement dated November 20, 2000, and (iii) Amendment No. 3 to Loan Agreement dated January 30, 2001, hereinafter referred to as the "LOAN AGREEMENT") with the Agent and the Banks; and

         (B) The Borrowers have requested that the Banks and the Agent amend certain provisions of the Loan Agreement, and the Banks and the Agent are willing to do so, all on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the agreements and provisions contained herein, the parties hereto hereby agree as follows:

         1. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

         2. CERTAIN AMENDMENT TO THE LOAN AGREEMENT.

                 2.1. Article 1 of the Loan Agreement (Definitions) is hereby deleted in its entirety and the following is substituted therefor:

         "ARTICLE 1   DEFINITIONS.

                  SECTION 2.1.  DEFINED TERMS.

                  As used in this Agreement, the following terms shall have the following meanings:

                  'ACCRUED CATCH-UP DIVIDENDS': the aggregate accrued but undeclared dividends on Omega's Series A, Series B and Series C Preferred Stock during the period commencing February 1, 2000 through the first date thereafter (the "CATCH-UP DATE") on which Omega shall have declared a dividend on any of such Series A, Series B or Series C Preferred Stock.

                  'ADDITIONAL COLLATERAL': as defined in subsection 4.1(c) hereof.

                  'ADDITIONAL COSTS': as defined in subsection 2.19(b) hereof.

                  'ADDITIONAL ELIGIBLE HEALTHCARE ASSET(S)': as of any date as of which such assets are to be determined, all Facilities of the Borrowers other than:

                           (i) any Facility which has a Fixed Charge Coverage of
                  less than 1.00 to 1.00; and

                           (ii) any Facility, if the payment of any Lease Rental
                  Expenses or Mortgage Expenses, as applicable, arising from such Facility, are delinquent in payment for thirty (30) days or more.

                  'ADDITIONAL EQUITY CONTRIBUTION': as defined in the Investment Agreement.

                  'ADJUSTED EBITDA': for any period, with respect to Omega on a consolidated basis, determined in accordance with GAAP, the sum of net income (or net loss) for such period PLUS the sum of all amounts treated as expenses for: (a) interest, (b) depreciation, (c) amortization, and (d) all accrued or paid taxes on or measured by income to the extent included in the determination of such net income (or net loss); provided, however, that net income (or net loss) shall be computed without giving effect to extraordinary losses or gains (it being acknowledged that non-cash gains or losses associated with or resulting from property dispositions or non-cash impairment charges shall be treated as extraordinary); and provided further, however, that the calculation of Adjusted EBITDA (i) for any period during which an Investment or a Disposition was effected shall be determined on a pro forma basis as if such Investment or Disposition were effected on the first day of such period, and (ii) shall not include (A) a one time charge of $11,000,000 related to the settlement of the Karrington Lawsuit (including up to $1,000,000 in legal expenses incurred prior to the Amendment No. 4 Effective Date), (B) $5,000,000 constituting expenses related to the relocation of Omega's headquarters to Baltimore, Maryland, including severance costs incurred in connection therewith, (C) up to $31,000,000 in the aggregate for certain loss/impairment charges satisfactory to the Agent related to certain of Omega's investments, (D) $5,000,000 in the aggregate in connection with litigation settlement charges (in addition to settlement charges relating to the Karrington Lawsuit referred to in clause (A) above) and Medicare charges, (E) up to $12,000,000 in connection with the costs associated with collections of, and reserves taken against, accounts receivable associated with certain Facilities which are owned and operated by Omega and/or certain of its Subsidiaries, (F) up to $5,000,000 in the aggregate related to one time charges incurred by the Borrowers in connection with the termination of certain third party leases, and (G) non-cash charges related to changes in the effect of a change occurring in GAAP or in the application thereof on derivatives (FASB Statement No. 133); provided that with respect to all of the foregoing exclusions contained in clauses (A) through (G), the Borrowers shall submit to the Agent documentation in form and substance satisfactory to the Agent evidencing such exclusions.

                  'AFFECTED LOANS': as defined in Section 2.22 hereof.

                  'AFFECTED TYPE': as defined in Section 2.22 hereof.

                  'AFFILIATE': as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), PROVIDED THAT, in any event: (a) any Person that owns directly or indirectly five (5%) percent or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or five (5%) percent or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and (b) each shareholder, director and officer of any Borrower shall be deemed to be an Affiliate of such Borrower.

                  'AGENCY FEE': as defined in subsection 2.8(c) hereof.

                  'ALTERNATE BASE RATE': for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16th of 1%) equal to the greater of (a) the Prime Rate in effect on such day, and (b) 0.5% plus the Federal Funds Rate in effect on such day.

                  'AMENDMENT FEE': as defined in subsection 2.8(a) hereof.

                  'AMENDMENT NO. 4': Amendment No. 4 to Loan Agreement dated December 21, 2001, by and among the Borrowers the Banks and the Agent.

                  'AMENDMENT NO. 4 EFFECTIVE DATE': the "Effective Date" as defined in Amendment No. 4.

                  'APPLICABLE MARGIN':

                           (i) as at any date of determination thereof through
                  and including December 31, 2002, the applicable percentage set forth below opposite the Leverage Ratio as at such date of determination:

         ------------------------------------ ------------------------ ----------------------
                                               APPLICABLE MARGIN        APPLICABLE MARGIN
                   LEVERAGE RATIO              FOR PRIME RATE LOANS     FOR LIBOR LOANS
         ------------------------------------ ------------------------ ----------------------
         Greater than or equal to 5.0:1.0             1.00%                   3.25%
         ------------------------------------ ------------------------ ----------------------
         Less than 5.0:1.0 but                        0.75%                   3.00%
         greater than or equal to 4.5:1.0
         ------------------------------------ ------------------------ ----------------------
         Less than 4.5:1.0 but                        0.50%                   2.75%
         greater than or equal to 4.0:1.0
         ------------------------------------ ------------------------ ----------------------
         Less than 4.0:1.0                            0.25%                   2.50%
         ------------------------------------ ------------------------ ----------------------

                           (ii) as at any date of determination thereof after
                  December 31, 2002, the applicable percentage set forth below opposite the Leverage Ratio as at such date of determination:

         ---------------------------------- --------------------------- ----------------------
                                             APPLICABLE MARGIN           APPLICABLE MARGIN
                  LEVERAGE RATIO             FOR PRIME RATE LOANS        FOR LIBOR LOANS
         ---------------------------------- --------------------------- ----------------------
         Greater than or equal to 4.0:1.0           1.00%                      3.25%
         ---------------------------------- --------------------------- ----------------------
         Less than 4.0:1.0                          0.75%                      3.00%
         ---------------------------------- --------------------------- ----------------------

                  The determination of the applicable percentage pursuant to the tables set forth above shall be made on a quarterly basis based on an examination of the financial statements of Omega delivered pursuant to and in compliance with Section 5.1 or Section 5.2 hereof, which financial statements, whether annual or quarterly, shall indicate that there exists no Default or Event of Default hereunder. Each determination of the Applicable Margin shall be effective as of the first day of the calendar month following the date on which the financial statements on which such determination was based were received by the Agent. In the event that financial statements for the four full fiscal quarters most recently completed prior to such date of determination have not been delivered to the Agent in compliance with
         Section 5.1 or 5.2 hereof, then the Agent may determine, in its reasonable judgment, the ratio referred to above that would have been in effect as at such date, and, consequently, the Applicable Margin in effect for the period commencing on such date. Notwithstanding anything to the contrary contained in this definition, during the period commencing on the date hereof through and including March 31, 2001, the Applicable Margin for Prime Rate Loans shall be 1.00% and the Applicable Margin for LIBOR Loans shall be 3.25%

                  'APPLICATION(S)': as defined in subsection 2.2(a)(iv) hereof.

                  'APPRAISAL': an appraisal providing an assessment of the fair market value (using the income and comparable sales approaches to valuation, where applicable) of a Facility (whether appraised on a stand-alone basis or "in bulk" together with similar Facilities, I.E. under a Master Lease ), which appraisal is independently and impartially prepared by a nationally recognized appraiser or an appraiser acceptable to the Agent and having substantial experience in the appraisal of health care facilities and conforming to Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation.

                  'APPRAISED VALUE': with respect to any Facility, the value of such Facility reflected in the most recent Appraisal prepared with respect to such Facility.

                  'ARRANGEMENT FEE': as defined in subsection 2.8(c) hereof.

                  'ASSESSMENT RATE': at any time, the rate (rounded upwards, if necessary, to the nearest 1/100 of one (1%) percent) then charged by the Federal Deposit Insurance Corporation (or any successor) to the Reference Bank for deposit insurance for Dollar time deposits with the Reference Bank at the Principal Office as determined by the Reference Bank.

                  'ASSIGNMENT AND ACCEPTANCE': an agreement in the form of Exhibit B hereto.

                  'BENEFICIARY DOCUMENTS': as defined in subsection 2.2(c)(i) hereof.

                  'BONDS': collectively, the Senior Notes and the Debentures.

                  'BORROWER MORTGAGE(S)': as defined in subsection 2.10(a)(ii) hereof.

                  'BORROWER SECURITY AGREEMENT': as defined in subsection 2.10(a)(i) hereof.

                  'BORROWING NOTICE': as defined in Section 2.3 hereof.

                  'BUSINESS DAY': any day other than Saturday, Sunday or any other day on which commercial banks in New York City are authorized or required to close under the laws of the State of New York.

                  'CAPITAL EXPENDITURES': for any period, the aggregate amount of all payments made or to be made during such period by any Person directly or indirectly for the purpose of acquiring, constructing or maintaining fixed assets, real property or equipment that, in accordance with GAAP, would be added as a debit to the fixed asset account of such Person, including, without limitation, all amounts paid or payable during such period with respect to Capitalized Lease Obligations and interest that are required to be capitalized in accordance with GAAP.

                  'CAPITALIZED LEASE': any lease, the obligations to pay rent or other amounts under which constitute Capitalized Lease Obligations.

                  'CAPITALIZED LEASE OBLIGATIONS': as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                  'CASH': as to any Person, such Person's cash and cash equivalents, as defined in accordance with GAAP consistently applied.

                  'CERCLA': the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. section 9601, et seq., as amended from time to time.

                  'CLOSING DATE': the date specified in a written notice from the Agent on which the last of the conditions precedent to the obligations of the Banks to make the initial Credit Loan to be made hereunder has been fulfilled to the satisfaction of the Agent.

                  'CODE': the Internal Revenue Code of 1986, as it may be amended from time to time, and the regulations promulgated thereunder.

                  'COLLATERAL': all of the assets and properties covered by each of the respective Security Documents.

                  'COLLATERAL COVERAGE': as at the last day of any fiscal quarter, the ratio determined by dividing (x) the sum of Lease Rental Expense and Mortgage Expense payments received from Operators (other than from an Investment which as of the date thereof is delinquent for thirty (30) days or more in payments to the Borrowers (after the application of any security deposit with respect thereto)) by (y) all interest paid or payable on the Credit Loans: with respect to each of clause (x) and clause (y), determined with regard to four fiscal quarters of Omega ending on such day.

                  'COMMITMENT': as to each Bank, such Bank's Revolving Credit Commitment set forth opposite such Bank's name on the signature pages hereof under the caption "Revolving Credit Commitment" as such amount may be increased or reduced in accordance with the terms hereof.

                  'COMMITMENT FEE': as defined in subsection 2.8(b) hereof.

                  'COMMITMENT FEE PERCENTAGE':

                           (i) as at any date of determination thereof through
                  and including December 31, 2002, the applicable percentage set forth below opposite the Leverage Ratio as at such date of determination:

         ----------------------------------------- -----------------------------
                   LEVERAGE RATIO                    COMMITMENT FEE PERCENTAGE
         ----------------------------------------- -----------------------------
         Greater than or equal to 5.0:1.0                       0.50%
         ----------------------------------------- -----------------------------
         Less than 5.0:1.0 but                                  0.45%
         greater than or equal to 4.5:1.0
         ----------------------------------------- -----------------------------
         Less than 4.5:1.0 but                                  0.35%
         greater than or equal to 4.0:1.0
         ----------------------------------------- -----------------------------
         Less than 4.0:1.0                                      0.30%
         ----------------------------------------- -----------------------------

                           (ii) as at any date of determination thereof after
                  December 31, 2002, the applicable percentage set forth below opposite the Leverage Ratio as at such date of determination:

         ----------------------------------------- -----------------------------
                  LEVERAGE RATIO                     COMMITMENT FEE PERCENTAGE
         ----------------------------------------- -----------------------------
         Greater than or equal to 4.0:1.0                       0.50%
         ----------------------------------------- -----------------------------
         Less than 4.0:1.0                                      0.40%
         ----------------------------------------- -----------------------------

                  The determination of the applicable percentage pursuant to the tables set forth above shall be made on a quarterly basis based on an examination of the financial statements of Omega delivered pursuant to and in compliance with Section 5.1 or Section 5.2 hereof, which financial statements, whether annual or quarterly, shall indicate that there exists no Default or Event of Default hereunder. Each determination of the Commitment Fee Percentage shall be effective as of the first day of the calendar month following the date on which the financial statements on which such determination was based were received by the Agent. In the event that financial statements for the four full fiscal quarters most recently completed prior to such date of determination have not been delivered to the Agent in compliance with
         Section 5.1 or 5.2 hereof, then the Agent may determine, in its reasonable judgment, the ratio referred to above that would have been in effect as at such date, and, consequently, the Commitment Fee Percentage in effect for the period commencing on such date. Notwithstanding anything to the contrary contained in this definition, during the period commencing on the date hereof through and including March 31, 2001, the Commitment Fee Percentage shall be 0.50%.

                  'COMPLIANCE CERTIFICATE': a certificate in the form of Exhibit C annexed hereto, executed by the chief executive officer or chief financial officer of Omega to the effect that: (a) as of the effective date of the certificate, no Default or Event of Default under this Agreement exists or would exist after giving effect to the action intended to be taken by the Borrowers as described in such certificate, including, without limitation, that the covenants set forth in Section
         6.9 hereof would not be breached after giving effect to such action, together with a calculation in reasonable detail, and in form and substance satisfactory to the Agent, of such compliance, and (b) the representations and warranties contained in Article 3 hereof are true and with the same effect as though such representations and warranties were made on the date of such certificate, except for changes in the ordinary course of business none of which, either singly or in the aggregate, have had a Material Adverse Effect.

                  'CONSTRUCTION INVESTMENT(S)': financing extended by Omega with respect to a Facility which is either under construction (i.e., has not received a certificate of occupancy) or in development (i.e., has received a certificate of occupancy or operating license within the preceding eighteen (18) months); provided, however, that a Facility will not be considered to be in development if at least three (3) calendar months have elapsed since the date on which the Facility received a certificate of occupancy and such Facility has a Fixed Charge Coverage of at least 1.10:1.00, with the Fixed Charge Coverage Ratio computed by reference to the most recent three (3) calendar month period.

                  'CONTROLLED GROUP': all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Omega, are treated as a single employer under Section 414(b), 414(c) or 414(m) of the Code and
         Section 4001(a)(2) of ERISA.

                  'CREDIT LOAN(S)': as defined in Section 2.1 hereof.

                  'CREDIT PERIOD': the period commencing on the date of this Agreement and ending on the Revolving Credit Commitment Termination Date.

                  'DEBENTURES': those certain Subordinated Debentures maturing on February 1, 2001.

                  'DEBT INSTRUMENT': as defined in subsection 8.4(a) hereof.

                  'DEFAULT': an event which with notice or lapse of time, or both, would constitute an Event of Default.

                  'DELTA': Delta Investors II, LLC, a Maryland limited liability company.

                  'DISPOSITION': the sale, lease, conveyance, transfer or other disposition of any Facility (whether in one or a series of transactions), including first mortgage notes receivable and sale-leaseback transactions.

                  'DOLLARS' and '$': lawful money of the United States of America.

                  'EBITDA': for any period, with respect to Omega on a consolidated basis, determined in accordance with GAAP, the sum of net income (or net loss) for such period PLUS, the sum of all amounts treated as expenses for: (a) interest, (b) depreciation, (c) amortization, and (d) all accrued or paid taxes on or measured by income to the extent included in the determination of such net income (or net loss); provided, however, that net income (or net loss) shall be computed without giving effect to extraordinary losses or gains.

                  'ELIGIBLE ASSIGNEE': a commercial bank or other financial institution organized under the laws of the United States of America or any state and having a combined capital and surplus of at least One Hundred Million ($100,000,000) Dollars.

                  'ELIGIBLE HEALTHCARE ASSETS': as of any date as of which such assets are to be determined, all Facilities of the Borrowers other than:

                           (i) any Facility which has a Fixed Charge Coverage of
                  less than 1.25 to 1.00;

                           (ii) any Construction Investment;

                           (iii) any Facility which is subject to any Lien other
                  than a Permitted Lien or a Mortgage;

                           (iv) any Facility, the Operator of which is
                  acceptable to less than the Required Lenders (provided that the Operators listed on Exhibit 2 hereof constitute approved Operators);

                           (v) any Facility, if the Lease Rental Expense or
                  Mortgage Expense, as the case may be, arising from such Facility, together with all such amounts arising from all other Facilities operated by the Operator of such Facility (including any Affiliates of such Operator but for purposes of this clause (v), neither Lyric Healthcare Holdings, Inc. nor Lyric Healthcare Holdings II, Inc. shall be considered an Affiliate of Integrated Health Services, Inc.) and included in the Collateral, exceeds twenty-five (25%) percent of the aggregate amount of Lease Rental Expense and Mortgage Expense arising from all of the Facilities comprising the Collateral (except that SunBridge Healthcare Corporation may operate Facilities which generate (A) up to thirty-three (33%) percent of the aggregate amount of Lease Rental Expense and Mortgage Expense arising from all of the Facilities comprising the Collateral); or (B) up to thirty-seven (37%) percent of the aggregate amount of Lease Rental Expense and Mortgage Expense arising from all of the Facilities comprising the Collateral in the event that the percentage increase above thirty-three (33%) percent is solely as a result of self-operative escalations contained in the Lease Rental Expense or the Mortgage Expense related to such Facilities);

                           (vi) any Facility, if the Lease Rental Expense or the
                  Mortgage Expense arising from such Facility, together with the aggregate amount of Lease Rental Expense and Mortgage Expense arising from all other Facilities located in the State in which such Facility is located and included in the Collateral, exceeds twenty-five (25%) percent of the aggregate amount of Lease Rental Expense and Mortgage Expense arising from all of the Facilities comprising the Collateral;

                           (vii) any Facility covered by a Mortgage, if the
                  Mortgage Expense arising from such Facility, together with the Mortgage Expense arising from each other Facility covered by a Mortgage which is included in the Collateral, exceeds thirty-seven (37%) percent of the Lease Rental Expense and Mortgage Expense arising from all of the Facilities comprising the Collateral; and

                           (viii) any Facility covered by a Master Lease if the
                  termination date of the Lease with respect to such Facility is earlier than the Revolving Credit Commitment Termination Date or any Facility covered by a mortgage if the maturity date of such Mortgage is earlier than the Revolving Credit Commitment Termination Date.

                  Notwithstanding clause (i) above, with respect to Pooled Facilities comprised of two (2) or more properties, any individual Facility which has a Fixed Charge Coverage of less than 1.25 to 1.00 may be included in the computation of Eligible Healthcare Assets if (1) the aggregate Fixed Charge Coverage of the Pooled Facilities which are to be treated as Eligible Healthcare Assets and of which such Facility is a part is greater than or equal to 1.25 to 1.00, and (2) each individual Facility which is a part of such Pooled Facilities which are to be treated as Eligible Healthcare Assets (other than SunBridge Care & Rehab for Lexington, SunBridge Care & Rehab for Coalinga and SunHealth Robert H. Ballard Rehab Hospital) has a Fixed Charge Coverage of not less than .50 to 1.00.

                  'EMPLOYEE BENEFIT PLAN': any employee benefit plan within the meaning of Section 3(3) of ERISA which is subject to ERISA and (a) is maintained for employees of Omega, or (b) with respect to which any Loan Party has any liability.

                  'ENVIRONMENTAL LAWS AND REGULATIONS': all federal, state and local environmental laws, regulations, ordinances, orders, judgments and decrees applicable to the Borrowers or any other Loan Party, or any of their respective assets or properties.

                  'ENVIRONMENTAL LIABILITY': any liability under any applicable Environmental Laws and Regulations for any disposal, release or threatened release of a hazardous substance pollutant or contaminant as those terms are defined under CERCLA, and any liability which would require a removal, remedial or response action, as those terms are defined under CERCLA, by any person or by any environmental regulatory body having jurisdiction over Omega and its Subsidiaries and/or any liability arising under any Environmental Laws and Regulations for Omega's or any Subsidiary's failure to comply with such laws and regulations, including without limitation, the failure to comply with or obtain any applicable environmental permit.

                  'ENVIRONMENTAL PROCEEDING': any judgment, action, proceeding or investigation pending before any court or governmental authority, with respect to Omega or any Subsidiary and arising under or relating to any Environmental Laws and Regulations.

                  'EQUITY CONTRIBUTION': as defined in subsection 4.1(d) hereof.

                  'ERISA': the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations promulgated thereunder.

                  'ERISA AFFILIATE': as applied to any Loan Party, any corporation, person or trade or business which is a member of a group which is under common control with any Loan Party, who together with any Loan Party, is treated as a single employer within the meaning of
         Section 414(b) - (o) of the Code and, if applicable, Section 4001(a)(14) and (b) of ERISA.

                  'EVENT OF DEFAULT': as defined in Article 8 hereof.

                  'FACILITY': a health care facility offering health care-related products and services, including any acute care hospital, rehabilitation hospital, nursing home, retirement center, long-term care facility, assisted living facility, or medical office building, and facilities directly related thereto.

                  'FEDERAL FUNDS RATE': for any day, the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers as published by the Federal Reserve Bank of New York for such day, or if such day is not a Business Day, for the next preceding Business Day (or, if such rate is not so published for any such day, the average rate charged to the Agent on such day on such transactions as reasonably determined by the Agent).

                  'FEE(S)': as defined in subsection 2.8(e) hereof.

                  'FINANCIAL STATEMENTS': the audited Consolidated Balance Sheets of Omega and its Subsidiaries as of December 31, 1999 and the related audited Consolidated Statements of Operations, Shareholders' Equity and Cash Flows for the fiscal year then ended, certified by Ernst & Young.

                  'FIXED CHARGE COVERAGE': with respect to any Facility, the ratio of: (x) pre-tax net income plus Mortgage Expense (but excluding therefrom any amounts relating to principal), Lease Rental Expense, depreciation and amortization on the Facility and actual management fees paid to any Operator of such Facility less an imputed management fee equal to four (4%) percent of the net revenues of the Facility, to
         (y) the sum of Lease Rental Expense and Mortgage Expense; all of the foregoing calculated as at any date of determination thereof by reference to the four (4) fiscal quarters ended on such date of determination and based upon the financial statements (or cost reports, as the case may be) provided to Omega by each Operator for such four
         (4) fiscal quarters of each Operator (or if such financial statements or cost reports have not been so delivered to Omega, then based upon the financial statements or cost reports covering the most recent available four (4) fiscal quarters of any such Operator.

                  'FLEET': Fleet National Bank, a national banking association, in its capacity as a Bank or L/C Issuer hereunder.

                  'FUNDED INDEBTEDNESS': as of any date of determination, all Indebtedness for borrowed money (which in any event does not include accounts payable and accrued liabilities) of Omega on a consolidated basis including, in any event, the Credit Loans.

                  'GAAP': generally accepted accounting principles, as in effect in the United States.

                  'GRADUATE SALE': as defined in subsection 2.8(a)(i)(B) hereof.

                  'GRANTORS': as defined in subsection 2.10(a)(i) hereof.

                  'HAZARDOUS MATERIALS': any toxic chemical, hazardous substances, contaminants or pollutants, medical wastes, infectious wastes, or hazardous wastes.

                  'HEALTHCARE ASSETS': as of any date as of which the amount thereof is to be determined, the aggregate amount equal to the sum of:

                           (i) the Appraised Value of each Facility owned
                  entirely by a Borrower and leased to an Operator; plus

                           (ii) the lesser of the Appraised Value of any
                  Facility encumbered by a Mortgage or the outstanding principal amount of the Mortgage which encumbers any such Facility.

                  'INDEBTEDNESS': with respect to any Person, all: (a) liabilities or obligations, direct and contingent, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, contingent liabilities that in accordance with such principles, would be set forth in a specific Dollar amount on the liability side of such balance sheet, and Capitalized Lease Obligations of such Person; (b) liabilities or obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (c) liabilities or obligations secured by Liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it; and (d) liabilities or obligations of such Person, direct or contingent, with respect to letters of credit issued for the account of such Person and bankers acceptances created for such Person.

                  'INITIAL COLLATERAL': as defined in subsection 4.1(c) hereof.

                  'INTEREST COVERAGE': as at the last day of any fiscal quarter, the ratio, determined by dividing Adjusted EBITDA by Interest Expense; all of the foregoing calculated by reference to the immediately preceding four (4) fiscal quarters of Omega ending on such date of determination, but excluding interest on the Debentures and any other

         Indebtedness repaid with the proceeds of the Equity Contribution, the Additional Equity Contribution, or the Second Additional Equity Contribution.

                  'INTEREST EXPENSE': for any period, on a combined basis, the sum of all interest paid or payable (excluding unamortized debt issuance costs) on all items of Indebtedness of Omega on a consolidated basis outstanding at any time during such period.

                  'INTEREST PERIOD': with respect to any LIBOR Loan, each period commencing on the date such Loan is made or converted from a Loan or Loans of another Type into a LIBOR Loan, or the last day of the next preceding Interest Period with respect to such Loan, and ending on the same day 1, 2, 3 or 6 months thereafter, as the Borrowers may select as provided in Section 2.3 hereof, except that each such Interest Period which commences on the last LIBOR Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last LIBOR Business Day of the appropriate subsequent calendar month.

                  Notwithstanding the foregoing: (a) each Interest Period that would otherwise end on a day which is not a LIBOR Business Day shall end on the next succeeding LIBOR Business Day (or, if such next succeeding LIBOR Business Day falls in the next succeeding calendar month, on the next preceding LIBOR Business Day); (b) with respect to LIBOR Loans, no more than six (6) Interest Periods for Credit Loans shall be in effect at the same time; (c) any Interest Period relating to a Credit Loan that commences before the Revolving Credit Commitment Termination Date shall end no later than the Revolving Credit Commitment Termination Date; and (d) notwithstanding clause (c) above, no Interest Period shall have a duration of less than one month. In the event that the Borrowers fail to select the duration of any Interest Period for any LIBOR Loan within the time period and otherwise as provided in Section 2.3 hereof, such LIBOR Loans will be automatically converted into a Prime Rate Loan on the last day of the preceding Interest Period for such LIBOR Loan.

                  'INTEREST RATE CONTRACTS': interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance and other agreements or arrangements designed to provide protection against fluctuation in interest rates, in each case, in form and substance satisfactory to the Agent and, in each case, with counter-parties satisfactory to the Agent.

                  'INVESTMENT': a Facility or a Mortgage, individually or collectively, as the case may be.

                  'INVESTMENT AGREEMENT': the Investment Agreement dated as of May 11, 2000 by and between Omega and Explorer Holdings, L.P., a Delaware limited partnership.

                  'ISSUANCE REQUEST': as defined in subsection 2.2(a) hereof.

                  'JUNE 2002 NOTES': those certain 6.95% Senior Unsecured Notes in the original principal amount of $125,000,000, maturing June, 2002.

                  'KARRINGTON LAWSUIT': that certain lawsuit styled KARRINGTON HEALTH, INC. V. OMEGA HEALTHCARE INVESTORS, INC. originally filed in the Common Pleas Court of Franklin County, Ohio, and subsequently removed to the United States District Court for the Southern District of Ohio, Eastern Division, which lawsuit and all claims arising therefrom were settled in full by Omega on August 13, 2001 without admission of any liability or fault by Omega.

                  'LATEST BALANCE SHEET': as defined in subsection 3.9(a) hereof.

                  'L/C(S)': any irrevocable letter of credit issued by the L/C Issuer for the account of the Borrowers pursuant to subsection 2.2(a) hereof, in each case, as amended, supplemented or modified from time to time.

                  'L/C DOCUMENTS': as defined in subsection 2.2(a) hereof.

                  'L/C FEE': as defined in subsection 2.8(d) hereof.

                  'L/C FEE PERCENTAGE':

                           (i) as at any date of determination thereof through
                  and including December 31, 2002, the applicable percentage set forth below opposite the Leverage Ratio as at such date of determination:

         --------------------------------------- --------------------------
                    LEVERAGE RATIO                   L/C FEE PERCENTAGE
         --------------------------------------- --------------------------
         Greater than or equal to 5.0:1.0                  3.25%
         --------------------------------------- --------------------------
         Less than 5.0:1.0 but                             3.00%
         greater than or equal to 4.5:1.0
         --------------------------------------- --------------------------
         Less than 4.5:1.0 but                             2.75%
         greater than or equal to 4.0:1.0
         --------------------------------------- --------------------------
         Less than 4.0:1.0                                 2.50%
         --------------------------------------- --------------------------

                           (ii) as at any date of determination thereof after
                  December 31, 2002, the applicable percentage set forth below opposite the Leverage Ratio as at such date of determination:

         --------------------------------------- ---------------------------
                   LEVERAGE RATIO                    L/C FEE PERCENTAGE
         --------------------------------------- ---------------------------
         Greater than or equal to 4.0:1.0                   3.25%
         --------------------------------------- ---------------------------
         Less than 45.0:1.0                                 3.00%
         --------------------------------------- ---------------------------

                  The determination of the applicable percentage pursuant to the tables set forth above shall be made on a quarterly basis based on an examination of the financial statements of Omega delivered pursuant to and in compliance with Section 5.1 or Section 5.2 hereof, which financial statements, whether annual or quarterly, shall indicate that there exists no Default or Event of Default hereunder. Each determination of the L/C Fee Percentage shall be effective as of the first day of the calendar month following the date on which the financial statements on which such determination was based were received by the Agent. In the event that financial statements for the four full fiscal quarters most recently completed prior to such date of determination have not been delivered to the Agent in compliance with Section 5.1 or 5.2 hereof, then the Agent may determine, in its reasonable judgment, the ratio referred to above that would have been in effect as at such date, and, consequently, the L/C Fee Percentage in effect for the period commencing on such date. Notwithstanding anything to the contrary contained in this definition, during the period commencing on the date hereof through and including March 31, 2001, the L/C Fee Percentage shall be 3.25%.

                  'L/C ISSUER': Fleet in its individual capacity as issuer of L/Cs under this Agreement.

                  'L/C OBLIGATIONS': as at any date, an amount equal to: (a) the aggregate stated amount (reduced by any partial drawing) of all L/Cs, PLUS (b) all Unpaid Drawings.

                  'LEASE RENTAL EXPENSE': for any period and with respect to any Facility, the total amount payable during such period by the lessee of such Facility to any Borrower, including, without limitation, (a) base rent (as adjusted from time to time), plus (b) all incremental charges to which the Facility is subject under the lease relating thereto.

                  'LENDING OFFICE': with respect to each Bank, with respect to each Type of Loan, the Lending Office as designated for such Type of Loan below its name on the signature pages hereof or such other office of such Bank or of an affiliate of such Bank as it may from time to time specify to the Agent and the Borrowers as the office at which its Loans of such Type are to be made and maintained.

                  'LEVERAGE RATIO': as of any date of determination thereof, the quotient of (a) Funded Indebtedness as of such date DIVIDED by (b) Adjusted EBITDA for the period of four consecutive fiscal quarters ending on, or most recently before, such date.

                  'LIBOR BASE RATE': with respect to any LIBOR Loan, for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of one (1%) percent) quoted by the Reference Bank at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two (2) LIBOR Business Days prior to the first day of such Interest Period as the rate at which the Reference Bank is offered deposits in the applicable Permitted Currency in the London interbank market where the LIBOR and foreign currency and exchange operations of the Reference Bank are customarily conducted, having terms of one (1), two (2), three (3) or six (6) months and in an amount comparable to the principal amount of the LIBOR Loan to be made by the Banks to which such Interest Period relates.

                  'LIBOR BUSINESS DAY': a Business Day on which dealings in Dollar deposits and pounds sterling are carried out in the London interbank market.

                  'LIBOR LOAN(S)': any Credit Loan the interest on which is determined on the basis of rates referred to in the definition of "LIBOR Base Rate" in this Article 1.

                  'LIBOR RATE': for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of one (1%) percent) determined by the Agent to be equal to: (a) the LIBOR Base Rate for such Loan for such

         Interest Period; DIVIDED BY (b) one (1) MINUS the Reserve Requirement for such Loan. The Agent shall use its best efforts to advise the Borrower of the LIBOR Rate as soon as practicable after each change in the LIBOR Rate; PROVIDED, HOWEVER, that the failure of the Agent to so advise the Borrower on any one or more occasions shall not affect the rights of the Banks or the Agent or the obligations of the Borrowers hereunder.

                  'LIEN': any mortgage, deed of trust, pledge, security interest, encumbrance, lien, claim or charge of any kind (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature of any of the foregoing, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

                  'LOAN(S)': as defined in subsection 2.1(b) hereof. Loans of different Types made or converted from Loans of other Types on the same day (or of the same Type but having different Interest Periods) shall be deemed to be separate Loans for all purposes of this Agreement.

                  'LOAN DOCUMENTS': this Agreement, the Notes, the Security Documents, the L/C Documents, Amendment No. 4, all Interest Rate Contracts and all other documents executed and delivered in connection herewith or therewith, including all amendments, modifications and supplements of or to all such documents.

                  'LOAN PARTY': each Borrower and any other Person (other than the Banks and the Agent) which now or hereafter executes and delivers to any Bank or the Agent any Loan Document.

                  'LTV RATIO': as at any date of determination thereof, the ratio of (i) the aggregate principal amount of all Credit Loans then outstanding PLUS all L/C Obligations, at such date, to (ii) the Appraised Value of the Facilities comprising the Collateral at such date (which, in any event, shall not include any Facility, if the payment of any Lease Rental Expenses or Mortgage Expenses, as applicable, arising from such Facility, are delinquent in payment for thirty (30) days or more (AFTER THE APPLICATION OF ANY SECURITY DEPOSIT WITH RESPECT THERETO)).

                  'MANDATORY BORROWING': as defined in subsection 2.2(b)(ii) hereof.

                  'MASTER LEASE': any lease pursuant to which a Borrower leases to an Operator one or more Facilities.

                  'MATERIAL ADVERSE EFFECT': any fact or circumstance which (a) materially and adversely affects the business, operation, property or financial condition of the Borrowers taken as a whole, or (b) has a material adverse effect on the ability of the Borrowers to perform their respective obligations under this Agreement, the Notes or the other Loan Documents.

                  'MORTGAGE(S)': mortgages of real property constituting a Facility for which any Borrower is the mortgagee.

                  'MORTGAGE EXPENSE': for any period and with respect to any Facility, the total amount payable during such period by the mortgagor of such Facility to any Borrower, including, without limitation, (a) interest and principal (as adjusted from time to time) plus (b) all incremental charges to which the Facility is subject under the mortgage.

                  'MULTIEMPLOYER PLAN': a "multiemployer plan" as defined in
         Section 4001(a)(3) of ERISA to which any Loan Party or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years.

                  'NET ISSUANCE PROCEEDS': in respect of any issuance of Indebtedness or equity, the proceeds in Cash received by Omega or any of its Subsidiaries upon or simultaneously with such issuance, net of any payments of any outstanding Indebtedness and any direct costs of such issuance and any taxes paid or payable by the recipient of such proceeds.

                  'NET LOSS': with respect to any period, the excess, if any of:
         (i) the aggregate amount of expenses of Omega on a consolidated basis, over (ii) the aggregate amount of revenues of Omega on a consolidated basis, in each case, during such period, as to all of the foregoing, as determined in accordance with GAAP.

                  'NET PROCEEDS': in respect of any Disposition, the proceeds in Cash received by any of the Borrowers upon or simultaneously with such Disposition, net of (i) direct costs of such Disposition, (ii) any taxes paid or payable by the recipient of such proceeds, and (iii) amounts required to be applied to repay any Indebtedness secured by a lien on the asset which is the subject of the Disposition.

                  'NEW PROVIDENT LOAN AGREEMENT': that certain Loan Agreement dated on or about August 11, 2000 among Omega, certain of its Subsidiaries, the lenders party thereto and The Provident Bank, as Agent for such lenders, as the same may have been and may hereafter be amended from time to time during the term of this Agreement.

                  'NEW TYPE LOANS': as defined in Section 2.22 hereof.

                  '1997 LOAN AGREEMENT': the Second Amended and Restated Loan Agreement, dated September 30, 1997, by and among the Borrowers listed on Exhibit 1 thereto, the Agent and the banks party thereto, as amended from time to time.

                  'NOTE(S)': as defined in subsection 2.5(a) hereof.

                  'NRS': NRS Ventures, L.L.C., a Kentucky limited liability company.

                  'OBLIGATIONS': collectively, all of the Indebtedness of the Borrowers to the Banks (and affiliates thereof in connection with Interest Rate Contracts) and the Agent, whether now existing or hereafter arising, whether or not currently contemplated, including, without limitation, those arising under or in relation to the Loan Documents.

                  'OMEGA': Omega Healthcare Investors, Inc., a Maryland corporation.

                  'OMEGA'S FIXED COVERAGE RATIO': as at the last day of any fiscal quarter, with respect to the immediately preceding four (4) fiscal quarters of Omega ending on such date, the ratio of (x) Adjusted EBITDA, to (y) the sum of Interest Expense, and Cash dividends

                  'OPERATOR': (a) the lessee of any Facility owned or leased by a Borrower, and (b) the mortgagor of a Facility which is subject to a Mortgage to the extent that such entity controls the operation of the Facility.

                  'PAYOR': as defined in Section 2.16 hereof.

                  'PBGC': Pension Benefit Guaranty Corporation.

                  'PERMITTED LIENS': as to any Person: (a) pledges or deposits by such Person under workers' compensation laws, unemployment insurance laws, social security laws, or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness of such Person), or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of Cash or United States Government Bonds to secure surety, appeal, performance or other similar bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent; (b) liens imposed by law, including without limitation, carriers', warehousemen's, materialmen's and mechanics' liens, or liens arising out of judgments or awards or judicial attachment liens against such Person with respect to which such Person at the time shall currently be prosecuting an appeal or proceedings for review; (c) liens for taxes not yet subject to penalties for non-payment and liens for taxes the payment of which is being contested as permitted by Section 6.6 hereof;
         (d) non-consensual liens that have been bonded within thirty (30) days after notice of such lien(s) by a Person (not an Affiliate of a Borrower) reasonably satisfactory to the Required Banks in an aggregate amount secured by all such liens not in excess of $5,000,000; and (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of, others for rights of way, highways and railroad crossings, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, or Liens incidental to the conduct of the business of such Person or to the ownership of such Person's property that were not incurred in connection with Indebtedness of such Person, all of which Liens referred to in this clause (e) do not in the aggregate materially impair the value of the properties to which they relate or materially impair their use in the operation of the business taken as a whole of such Person, and as to all the foregoing only to the extent arising and continuing in the ordinary course of business.

                  'PERSON': an individual, a corporation, a partnership, a joint venture, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

                  'PLAN': at any time an employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either: (a) maintained by Omega or any member of the Controlled Group for employees of Omega, or by Omega for any other member of such Controlled Group, or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which Omega or any member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

                  'POOLED FACILITIES': Facilities which are (i) leased by a Borrower to an Operator or Operators pursuant to a single Master Lease, or (ii) commonly owned by an Operator or Operators, the Mortgages on which are held by a Borrower to secure a single loan.

                  'POST-DEFAULT RATE': (a) in respect of any Loans, a rate per annum equal to: (i) if such Loans are Prime Rate Loans, two (2%) percent above the Alternate Base Rate as in effect from time to time plus the Applicable Margin for Prime Rate Loans, or (ii) if such Loans are LIBOR Loans, two (2%) percent above the rate of interest in effect thereon at the time of the Event of Default that resulted in the Post-Default Rate being instituted until the end of the then current Interest Period therefor and, thereafter, two (2%) above the Alternate Base Rate as in effect from time to time plus the Applicable Margin for Prime Rate Loans; and (b) in respect of other amounts payable by the Borrowers hereunder (other than interest), equal to two (2%) above the Alternate Base Rate as in effect from time to time plus the Applicable Margin for Prime Rate Loans.

                  'PRIME RATE': the variable per annum rate of interest so designated from time to time by Fleet as its prime rate. Notwithstanding the foregoing, the Borrowers acknowledge that the Prime Rate is a reference rate and Fleet may regularly make domestic commercial loans at rates of interest less than the rate of interest referred to in the preceding sentence. Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect at the time of such change in the Prime Rate.

                  'PRIME RATE LOANS': Loans that bear interest at a rate based upon the Alternate Base Rate.

                  'PRINCIPAL OFFICE': the office of Fleet presently located at 1185 Avenue of the Americas, New York, New York 10036.

                  'PROJECTIONS': (a) the annual cash flow projections relating to Omega and its Subsidiaries for the years ending December 31, 2001 and 2002, and (b) the quarterly cash flow projections relating to Omega and its Subsidiaries for the period commencing April 1, 2000 through and including March 31, 2001, in each case including balance sheets and statements of operations (together with related assumptions) as furnished by Omega to the Agent.

                  'PROPERTY': any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

                  'QUARTERLY DATES': the first day of each October, January, April and July, the first of which shall be the first such day after the date of this Agreement, PROVIDED THAT, if any such date is not a LIBOR Business Day, the relevant Quarterly Date shall be the next succeeding LIBOR Business Day (or, if the next succeeding LIBOR Business Day falls in the next succeeding calendar month, then on the next preceding LIBOR Business Day).

                  'REFERENCE BANK": a bank appearing on the display designated as page "LIBOR" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBOR page on that service for the purpose of displaying London interbank offered rates of major banks); provided, that, if no such offered rate shall appear on such display, "Reference Bank" shall mean a bank in the London interbank market as selected by the Agent.

                  'REGULATION D': Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

                  'REGULATORY CHANGE': as to any Bank, any change after the date of this Agreement in United States federal, or state, or foreign, laws or regulations (including Regulation D and the laws or regulations that designate any assessment rate relating to certificates of deposit or otherwise (including the "Assessment Rate" if applicable to any Loan)) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, including such Bank, of or under any United States federal, or state, or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  'REIT STATUS': with respect to any Person, (a) the qualification of such Person as a real estate investment trust under Sections 856 through 860 of the Code, and (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 ET SEQ. of the Code.

                  'REQUIRED BANKS': at any time, Banks having at least 66-2/3% of the Total Revolving Credit Commitment hereunder, or if the Total Revolving Credit Commitment has been terminated at such time, Banks having at least 66-2/3% of the aggregate principal amount of Loans and L/C Obligations, in each case then outstanding.

                  'REQUIRED PAYMENT': as defined in Section 2.16 hereof.

                  'RESERVE REQUIREMENT': for any LIBOR Loans as to which interest is payable hereunder, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding One Billion ($1,000,000,000) Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against: (a) any category of liabilities which includes deposits by references to which the LIBOR Rate for LIBOR Loans is to be determined as provided in the definition of "LIBOR Base Rate" in this Article 1, or (b) any category of extensions of credit or other assets which include LIBOR Loans.

                  'REVOLVING CREDIT COMMITMENT': as to each Bank, the obligation of such Bank to make Credit Loans and/or participate in the Letter of Credit Documents issued on behalf of the Borrowers hereunder in the aggregate amount, if any, set forth opposite such Bank's name on the signature pages hereof under the caption "Revolving Credit Commitment" as such amount is subject to increase or reduction in accordance with the terms hereof.

                  'REVOLVING CREDIT COMMITMENT TERMINATION DATE': December 31, 2003.

                  'SECOND ADDITIONAL EQUITY CONTRIBUTION': a contribution to the capital of Omega of not less than $50,000,000 in gross cash proceeds pursuant to documentation in form and substance satisfactory to the Agent.

                  'SECURITY DOCUMENTS': as defined in subsection 2.10(b) hereof.

                  'SENIOR NOTES': those certain Senior Unsecured Notes maturing July 15, 2000.

                  'SUBSIDIARY": with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity, whether now existing or hereafter organized or acquired: (a) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person, (b) in the case of a partnership, limited liability company or other entity, in which such Person is a general partner or managing member or of which a majority of the partnership or other equity interests are at the time owned by such Person and/or one or more of its Subsidiaries, or (c) in the case of a joint venture, in which such Person is a joint venturer and of which a majority of the ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries. Unless the context otherwise requires, references in this Agreement to "Subsidiary" or "Subsidiaries" shall be deemed to be references to a Subsidiary or Subsidiaries of Omega.

                  'TANGIBLE NET WORTH': the sum of capital surplus, earned surplus and capital stock, MINUS deferred charges, intangibles and treasury stock, all as determined in accordance with GAAP consistently applied.

                  'TOTAL REVOLVING CREDIT COMMITMENT': the aggregate obligation of the Banks to make Credit Loans and/or issue or participate in the L/C Documents hereunder up to the aggregate amount of One Hundred Sixty Million ($160,000,000) Dollars, as such amount may be increased or reduced in accordance with the terms hereof.

                  'TYPE': refers to the characteristics of a Loan as a Prime Rate Loan or a LIBOR Loan for a particular Interest Period. All Prime Rate Loans are of the same Type. All LIBOR Loans with identical interest rates and Interest Periods are of the same Type. All other Loans are of different Types. Interest Periods are identical if they begin and end on the same days.

                  'UNPAID DRAWINGS': any payment or disbursement made by the L/C Issuer with respect to a L/C and not reimbursed by the Borrowers.

                  'UNUSED COMMITMENT': as at any date, for each Bank, the difference, if any, between: (a) the amount of such Bank's Revolving Credit Commitment, as in effect on such date, and (b) the then aggregate outstanding principal amount of all Credit Loans made by such Bank and such Bank's PRO RATA share of all L/C Obligations.


                           SECTION 1.2  GAAP.

                  Any accounting terms used in this Agreement that are not specifically defined herein shall have the meanings customarily given to them in accordance with GAAP as in effect on the date of this Agreement, except that references in Article 5 to such principles shall be deemed to refer to such principles as in effect on the date of the financial statements delivered pursuant thereto."

         2.2. Article 2 of the Loan Agreement (Commitments; Loans; Letters of Credit; Collateral) is hereby deleted in its entirety and the following is substituted therefor:

         "ARTICLE 2   COMMITMENTS; LOANS; LETTERS OF CREDIT; COLLATERAL.

                  SECTION 2.1.  LOANS.

                  Each Bank hereby severally agrees, on the terms and subject to the conditions of this Agreement and Amendment No. 4, to make loans (individually a 'CREDIT LOAN', collectively, the 'CREDIT LOANS') to the Borrowers during the Credit Period to and including the Revolving Credit Commitment Termination Date in an aggregate principal amount at any one time outstanding up to, but not exceeding, the Revolving Credit Commitment of such Bank as then in effect; PROVIDED, HOWEVER, that the sum of (x) the aggregate principal amount of Credit Loans, plus (y) L/C Obligations, in each case, at any one time outstanding, shall not exceed the Total Revolving Credit Commitment, as then in effect. Subject to the terms of this Agreement, including the borrowing limitation referred to above, during the Credit Period the Borrowers may borrow, repay and reborrow Credit Loans. The Credit Loans shall be in amounts up to an aggregate outstanding principal amount at any one time of One Hundred Sixty Million and 00/100 ($160,000,000.00) Dollars.

                  SECTION 2.2.  LETTERS OF CREDIT.

                  (a) ISSUANCE.

                           (i) Subject to the terms and conditions of this Agreement, the Borrowers may request that the L/C Issuer, in its individual capacity, issue L/Cs to beneficiaries designated by the Borrowers pursuant to an Application and other documentation in form and substance satisfactory to the L/C Issuer (collectively, the 'L/C DOCUMENTS'). Each L/C shall be deemed to be a utilization of the Revolving Credit Commitment of each Bank in an amount equal to each Bank's PRO RATA share of the stated amount of each L/C.

                           (ii) Each L/C Document shall provide that drafts drawn thereunder shall be payable on sight (but in no event later than the Revolving Credit Commitment Termination Date). The maximum aggregate stated amount of L/C's issued and outstanding at any one time hereunder shall not exceed Fifteen Million ($15,000,000) Dollars and all L/C's shall be denominated in Dollars.

                           (iii) The Borrowers shall give notice to the L/C Issuer of a request for issuance of any L/C not less than ten (10) Business Days prior to the proposed issuance date (which prescribed time period may be waived at the option of the L/C Issuer in the exercise of its sole discretion). Each such notice (an 'ISSUANCE REQUEST') shall specify: (1) the requested date of such issuance (which shall be a Business Day); (2) the maximum stated amount of such L/C;
         (3) the expiration date of such L/C; (4) the purpose of such L/C; (5) the name and address of the beneficiary of such L/C; and (6) the required documents under any such L/C.

                           (iv) Each L/C shall be issued by the L/C Issuer, subject to the payment by the Borrowers of the standard issuance fees and charges customarily imposed by the L/C Issuer in connection with the issuance thereof, pursuant to the L/C Issuer's standard form of application for such L/C Documents (each, an 'APPLICATION' and collectively, the 'APPLICATIONS') executed by the Borrowers. In the event that any term or condition set forth in any Application shall be inconsistent with the terms and conditions of this Agreement, the terms and conditions herein set forth shall prevail.

                           (v) Notwithstanding the foregoing, the L/C Issuer shall not be under any obligation to issue any L/C Document if at the time of such issuance any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the L/C Issuer from issuing such L/C Documents or any requirement of law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from the issuance of letters of credit generally or any such L/C Documents in particular, or shall impose upon the L/C Issuer with respect to any L/C Documents any requirement (for which the L/C Issuer is not otherwise compensated) not in effect on the date hereof.

                  (b) REPAYMENT; MANDATORY BORROWINGS.

                           (i) The Borrowers shall be obligated pursuant to each Application to reimburse the L/C Issuer immediately in immediately available funds at the Principal Office for sight drafts drawn under any L/C Document.

                           (ii) If any drawing under a L/C shall not be reimbursed on the date when due, provided that an event of the type set forth in subsection 8.6(a) has not occurred, the Borrowers' reimbursement obligation in respect of such Unpaid Drawing shall be funded on such date with the borrowing of a Credit Loan (each such borrowing a 'MANDATORY BORROWING') in the full amount of the Unpaid Drawings from all Banks based on each Bank's PRO RATA share of the Total Revolving Credit Commitment. The L/C Issuer shall promptly notify the Agent of the amount of such Unpaid Drawings and the Agent shall promptly notify the Banks of the amount of each such Mandatory Borrowing not later than 12:00 noon (New York City time) on the date on which such Mandatory Borrowing is to be made. Provided that an event of the type set forth in subsection 8.6(a) has not occurred, each such Bank hereby irrevocably agrees to make Credit Loans pursuant to each Mandatory Borrowing in the amount, and not later than 5:00 p.m. (New York City time), on the date, and in the manner specified in the preceding sentence, notwithstanding that the amount of the Mandatory Borrowing may not comply with the minimum amount for borrowings otherwise required hereunder. In the event that the Agent delivers the above-described notice to any Bank later than 12:00 noon (New York City time) on the date of the required Mandatory Borrowing, then such Bank shall not be obligated to effect such Mandatory Borrowing until the next succeeding Business Day (but not later than 5:00 p.m. (New York City time)).

                           (iii) Notwithstanding the foregoing, in the event that at any time when a draft is drawn under a L/C Document, there are not sufficient funds in any account of the Borrowers with the L/C Issuer or sufficient availability to permit creation of Credit Loans sufficient to fund payment of the draft(s) in accordance with its terms, any funds advanced by the L/C Issuer and the other Banks in payment thereof shall be due and payable immediately and shall bear interest until paid in full at the Post-Default Rate, such interest to be payable on demand. In the event of any conflict or discrepancy between the terms provided herein and the terms established by the L/C Issuer in its Application or otherwise and this Loan Agreement, the terms provided herein shall prevail.

                  (c) GENERAL UNCONDITIONAL OBLIGATIONS. The obligations of the Borrowers under this Agreement, the Applications and any other agreement, instrument or document relating to reimbursement or payment of Unpaid Drawings shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the L/C Documents, under all circumstances whatsoever, including, without limitation, the following circumstances, whether relating to any one or more L/C Documents:

                           (i) any agreement between the Borrower(s) and any beneficiary or any agreement or instrument relating thereto (the 'BENEFICIARY DOCUMENTS') proving to be forged, fraudulent, invalid, unenforceable or insufficient in any respect;

                           (ii) any amendment or waiver of or any consent to departure from all or any of the Beneficiary Documents;

                           (iii) the existence of any claim, setoff, defense or other rights which the Borrower(s) may have at any time against any beneficiary or any transferee of any L/C Document (or any persons or entities for whom any beneficiary or any such transferee may be acting), the L/C Issuer, any other Bank, the Agent or any other person or entity, whether in connection with the Agreement, the Beneficiary Documents or any unrelated transaction;

                           (iv) any demand presented under any L/C Document (or any endorsement thereon) proving to be forged, fraudulent, invalid, unenforceable or insufficient in any respect or any statement therein being inaccurate in any respect whatsoever;

                           (v) the use to which any L/C Document may be put or any acts or omission of any beneficiary in connection therewith; or

                           (vi) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

                  (d)  PARTICIPATIONS BY BANKS.

                           (i) On the date of issuance of each L/C, the L/C Issuer thereof shall be deemed irrevocably and unconditionally to have sold and transferred to each Bank (excluding, for all purposes of this paragraph (i), the L/C Issuer, which shall retain a portion equal to its PRO RATA share of its Revolving Credit Commitment) without recourse or warranty, and each Bank shall be deemed to have irrevocably and unconditionally purchased and accepted from the L/C Issuer, an undivided interest and participation, to the extent of such Bank's PRO RATA share of Revolving Credit Commitment, in effect on the date of such issuance, in such L/C, each substitute therefor, each drawing made thereunder, the related Applications and all obligations relating thereto and all Loan Documents supporting, or otherwise benefiting the payment of such Obligations.

                           (ii) In the event that any Unpaid Drawing is not paid to the L/C Issuer with respect to any L/C Document in full immediately or by a Mandatory Borrowing from all the Banks, the L/C Issuer shall promptly notify the Agent to that effect, and the Agent shall promptly notify the Banks of the amount of such Unpaid Drawing and each such Bank shall immediately pay to the Agent, for immediate payment to the L/C Issuer, in lawful money of the United States and in immediately available funds, an amount equal to such Bank's ratable portion of the amount of such Unpaid Drawing.

                           (iii) The obligation of each Bank to make Credit Loans, in respect of each Mandatory Borrowing and to make payments under the preceding subparagraph (d)(ii) shall be absolute and unconditional and irrevocable and not subject to any qualification or exception whatsoever (except as set forth in this subsection 2.2(d)(iii)), and shall be made in accordance with the terms and conditions of this Agreement under all circumstances and shall not be subject to any conditions set forth in Article 4 hereof or otherwise affected by any circumstance including, without limitation: (1) the occurrence or continuance of a Default or Event of Default (except that the Banks shall not, and shall not have any obligation to, make any Credit Loan in respect of a Mandatory Borrowing after an event of the type specified in subsection 8.6(a) hereof has occurred); (2) any adverse change in the business condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party; (3) any breach of this Agreement or any Application or other Loan Documents by the Borrowers; (4) any setoff, counterclaim, recoupment, defense or other right which such Bank or the Borrowers may have at any time against the L/C Issuer, any other Bank, or any beneficiary named in any L/C Document in connection herewith or otherwise; (5) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (6) any lack of validity or enforcement of this Agreement or any of the Loan Documents; (7) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing, PROVIDED THAT such circumstances or happenings shall not have constituted gross negligence or willful misconduct of the L/C Issuer. The Borrowers agree that any Bank purchasing a participation in any L/C Document from the L/C Issuer may, to the fullest extent permitted by law, exercise all of its rights of payment with respect to such participation as fully as if such Bank were the direct creditor of the Borrowers in the amount of such participation.

                           (iv) If the L/C Issuer receives a payment on account of an Unpaid Drawing with respect to any L/C Document as to which any other Bank has funded its participation pursuant to subparagraph
         (d)(iii) above, the L/C Issuer shall, within one Business Day, pay to the Agent, and the Agent shall, within one Business Day, pay to each Bank which funded its participation therein, in lawful money of the United States and in the kind of funds so received, an amount equal to such Bank's ratable share thereof plus interest at the Federal Funds Rate if not paid to each such Bank within one Business Day of the date such funds were received by the Agent.

                           (v) If any payment received on account of any reimbursement obligation with respect to any L/C Document and distributed to a Bank as a participant under paragraph (iv) is thereafter recovered from the L/C Issuer thereof in connection with any bankruptcy or insolvency proceeding relating to the Borrower(s) or otherwise, each Bank which received such distribution shall, upon demand by the Agent, repay to the L/C Issuer such Bank's ratable share of the amount so recovered together with an amount equal to such Bank's ratable share (according to the proportion of (1) the amount of such Bank's required repayment to (2) the total amount so recovered) of any interest or other amount paid or payable by the L/C Issuer in respect of the total amount so recovered.

                  (e) NON-LIABILITY. The Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any L/C Document with respect to its use thereof. None of the Agent, the L/C Issuer, or any other Bank, nor any of their respective officers or directors, shall be liable or responsible for: (1) the use that may be made of any L/C Document or any acts or omissions of any beneficiary or transferee in connection therewith; (2) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (3) payment by the L/C Issuer against presentation of documents that do not comply with the terms of the L/C Documents issued by the L/C Issuer, EXCEPT that the Borrowers shall have a claim against the L/C Issuer, and the L/C Issuer shall be liable to the Borrowers, to the extent of any direct, but not consequential, damages suffered by the Borrowers that the Borrowers prove were caused solely by (A) the L/C Issuer's willful misconduct or gross negligence in determining whether documents presented under any L/C Document comply with the terms of such L/C Document or (B) the L/C Issuer's willful failure to make lawful payment under a L/C Document after the presentation to it of a draft and documents and/or certificates strictly complying with the terms and conditions thereof; (4) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they are in cipher; (5) for errors in interpretation of technical terms; (6) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such L/C Document or of the proceeds thereof; and (7) for any consequence arising from causes beyond the control of the L/C Issuer, including, without limitation, any government acts. The Uniform Customs and Practice for Documentary Credits as most recently published by the International Chamber of Commerce shall be deemed a part of this Section 2.2 as if incorporated herein in all respects and shall apply to the L/Cs.

                  (f) INDEMNIFICATION. In addition to amounts payable as elsewhere provided in this Agreement, without duplication, the Borrowers agree to indemnify and save harmless the Agent and each Bank including the L/C Issuer from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees and allocated costs of internal counsel) which such Agent, Bank or L/C Issuer may incur or be subject to as a consequence, direct or indirect, of the issuance of any L/C Document or any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the L/C Issuer or the Agent from paying any amount under any L/C Document or the failure of the L/C Issuer to honor a drawing under any L/C Document issued by such Issuer as a result of any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO government or governmental authority, except that no such Person shall be entitled to indemnification for matters caused solely by such Person's gross negligence or willful misconduct. Without modifying the foregoing, and anything contained herein to the contrary notwithstanding, the Borrowers shall cause each L/C issued for its account to be canceled and returned to the L/C Issuer thereof on or before its expiration date.

                  SECTION 2.3.  NOTICES RELATING TO LOANS.

                  The Borrowers shall give the Agent written notice of each termination or reduction of the Commitments, each borrowing, conversion, repayment and prepayment of each Loan and of the duration of each Interest Period applicable to each LIBOR Loan (in each case, a 'BORROWING NOTICE'). Each such written notice shall be irrevocable and shall be effective only if received by the Agent not later than 11 a.m., New York City time on the date that is:

                           (a) In the case of each notice of termination or
                  reduction of the Commitments, five (5) Business Days prior to the date of the related termination or reduction;

                           (b) In the case of each notice of borrowing and
                  repayment of, or conversion into, Prime Rate Loans, the same Business Day of the related borrowing or repayment or conversion; and

                           (c) In the case of each notice of borrowing or
                  repayment of, or conversion into, LIBOR Loans, or the duration of an Interest Period for LIBOR Loans, three (3) LIBOR Business Days prior to the date of the related borrowing, repayment or conversion or the first day of such Interest Period.

                  Each such notice of termination or reduction shall specify the amount thereof. Each such notice of borrowing, conversion, repayment or prepayment shall specify the amount (subject to Section 2.1 hereof) and Type of Loans to be borrowed, converted, repaid or prepaid (and, in the case of a conversion, the Type of Loans to result from such conversion), the date of borrowing, conversion, repayment or prepayment (which shall be: (i) a Business Day in the case of each borrowing or repayment of Prime Rate Loans, and (ii) a LIBOR Business Day in the case of each borrowing, prepayment, or repayment of LIBOR Loans and each conversion of or into a LIBOR Loan). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall notify the Banks of the content of each such Borrowing Notice promptly after its receipt thereof.

                  SECTION 2.4.  DISBURSEMENT OF LOAN PROCEEDS.

                  The Borrowers shall give the Agent notice of each borrowing hereunder as provided in Section 2.3 hereof and the Agent shall promptly notify the Banks thereof. Not later than 1:00 p.m., New York City time, on the date specified for each borrowing hereunder, each Bank shall transfer to the Agent, by wire transfer or otherwise, but in any event in immediately available funds, the amount of the Loan to be made by it on such date, and the Agent, upon its receipt thereof, shall disburse such sum to the Borrowers by depositing the amount thereof in an account of the Borrowers, or any of them, designated by the Borrowers maintained with the Agent.

                  SECTION 2.5.  NOTES.

                  (a) The Credit Loans made by each Bank shall be evidenced by a single joint and several promissory note of the Borrowers in substantially the form of Exhibit A to Amendment No. 4 (each, a 'NOTE' and collectively, the 'NOTES'). Each Note shall be dated the Amendment No. 4 Effective Date, shall be payable to the order of such Bank in a principal amount equal to such Bank's Revolving Credit Commitment as originally in effect, and shall otherwise be duly completed. The Notes shall be payable as provided in Sections 2.1 and 2.6 hereof.

                  (b) Each Bank is authorized to enter on a schedule with respect to its Note(s) a notation with respect to each Credit Loan made hereunder of: (i) the date and principal amount thereof and (ii) each payment and repayment of principal thereof. The failure of any Bank to make a notation on any such schedule as aforesaid shall not limit or otherwise affect the joint and several obligation of the Borrowers to repay the Loans in accordance with their respective terms as set forth herein.

                  SECTION 2.6. PAYMENT OF LOANS; VOLUNTARY CHANGES IN COMMITMENT; MANDATORY REPAYMENTS

                  (a) All outstanding Credit Loans shall be paid in full not later than the Revolving Credit Commitment Termination Date.

                  (b) The Borrowers shall be entitled to terminate or reduce the Total Revolving Credit Commitment and repay or prepay the principal amount of the Loans PROVIDED THAT the Borrowers shall give notice of such termination, reduction, prepayment or repayment to the Agent as provided in Section 2.3 hereof and that any repayment or prepayment or partial reduction of the Total Revolving Credit Commitment shall be in the minimum aggregate amount of Three Million ($3,000,000) Dollars and multiples of One Million ($1,000,000) Dollars in excess thereof. Any such termination or reduction shall be permanent and irrevocable. In connection with any such termination or reduction, the

         Agent shall, at the request of the Borrowers and subject to the consent (which shall not be unreasonably withheld) of the Required Banks, release from its Lien thereon items of Collateral designated by the Borrowers, provided that, after giving effect to such release, the LTV Ratio shall not be greater than 0.667:1.000 and no Default or Event of Default shall exist. Any repayment of a LIBOR Loan shall be on the last day of the relevant Interest Period and all repayments or prepayments of principal (whether mandatory or voluntary) shall be applied first to Prime Rate Loans, and then to the fewest number of Types of LIBOR Loans as possible. Each partial reduction of the Total Revolving Credit Commitment shall be applied to the Total Revolving Credit Commitment according to each Bank's respective Revolving Credit Commitment.

                  (c) Notwithstanding any other provision of this Agreement, the Loans (i) shall be repaid as and when necessary to cause the aggregate principal amount of (x) Loans outstanding, plus (y) L/C Obligations not to exceed the Total Revolving Credit Commitment, as at any date of determination thereof; and (ii) shall be repaid in order to maintain a LTV Ratio of not greater than 0.667:1.000.

                  (d) (i) In the event of a Disposition (which Disposition shall, except as provided in subsection 2.6(d)(ii) below, require the consent (in each case, not to be unreasonably withheld) of (x) the Required Banks and the Agent if the asset(s) to be included in the Disposition constitutes Collateral and if after giving effect to such Disposition the aggregate amount of the Net Proceeds arising from all Dispositions of Collateral is equal to or less than $35,000,000, and
         (y) the Banks and the Agent if the asset(s) to be included in the Disposition constitutes Collateral and if the aggregate amount of the Net Proceeds of all Dispositions of Collateral theretofore made exceeds $35,000,000), the Borrowers shall either (A) repay the Credit Loans in an amount equal to the aggregate Net Proceeds of such Disposition immediately upon receipt thereof or (B) pledge additional Collateral to the Agent such that after giving effect to any such pledge and any resulting repayment of the Credit Loans, the LTV Ratio is not greater than 0.667:1.000 (as verified by an Appraisal of the additional Collateral) which additional Collateral shall, if replacing a portion of the Initial Collateral, meet the criteria contained in the definition of Eligible Healthcare Assets or, if replacing a portion of the Additional Collateral, meet the criteria contained in the definition of Additional Eligible Healthcare Asset. Simultaneously with the Borrowers fulfilling their obligations under this subsection, the Agent shall release its Lien on any Collateral that is subject to the Disposition.

                           (ii) The parties hereto acknowledge that the term "Disposition" includes the prepayment or repayment in full in accordance with their respective terms of any Mortgage(s) which constitute Collateral, and notwithstanding anything to the contrary contained in subsection 2.6(d)(i) above in connection with a Disposition arising from any such prepayment or repayment, simultaneously with the Borrowers fulfilling their obligations under subsection 2.6(d)(i) above, the Agent shall release its Lien on such Collateral covering the Mortgage (which release shall not require the consent of any Bank).

                  (e) If any Borrower shall make any public or private issuance of Indebtedness or equity (other than (i) in connection with any dividend reinvestment program(s), (ii) the

         Equity Contribution, (iii) the Second Additional Equity Contribution, or (iv) the proceeds of any other issuance of Indebtedness or equity (which issuance of Indebtedness by its terms matures later than December 31, 2002) of up to $50,000,000 received prior to February 1,
         2001), Omega shall promptly notify the Agent of such issuance and repay the Credit Loans in an amount equal to the aggregate Net Issuance Proceeds of such issuance immediately upon receipt thereof, except that the Borrower may use the proceeds of the loans to be made by The Provident Bank and the other lenders party thereto under the New Provident Loan Agreement as permitted pursuant to the New Provident Loan Agreement.

                  SECTION 2.7.  INTEREST

                  (a) The Borrowers shall pay to the Agent for the account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan until such Loan shall be paid in full, at the following rates per annum:

                           (i) During such periods that such Loan is a Prime Rate Loan, the Alternate Base Rate PLUS the Applicable Margin; and

                           (ii) During such periods that such Loan is a LIBOR Loan, for each Interest Period relating thereto, the LIBOR Rate for such Loan for such Interest Period PLUS the Applicable Margin.

                  (b) Notwithstanding the foregoing, the Borrowers shall pay interest on any Loan or any installment thereof, and on any other amount (including Unpaid Drawings) payable by the Borrowers hereunder (to the extent permitted by law) that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof until the same is paid in full at the applicable Post-Default Rate.

                  (c) Except as provided in the next sentence, accrued interest on each Loan shall be payable: (i) in the case of each Prime Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a LIBOR Loan, on the last day of each Interest Period for such Loan (and, if such Interest Period exceeds three months' duration, quarterly, commencing on the first quarterly anniversary of the first day of such Interest Period), and (iii) in the case of any Loan, upon the payment, repayment or prepayment thereof or the conversion thereof into a Loan of another Type (but only on the principal so paid, repaid or converted). Interest that is payable at the Post-Default Rate shall be payable from time to time on demand of the Agent. Promptly after the establishment of any interest rate provided for herein or any change therein, the Agent will notify the Banks and the Borrowers thereof, PROVIDED THAT the failure of the Agent to so notify the Banks and the Borrowers shall not affect the obligations of the Borrowers hereunder or under any of the Notes in any respect. Interest on all Loans and each Fee shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last) occurring in the period for which payable.

                  (d) Anything in this Agreement or any of the Notes to the contrary notwithstanding, the obligation of the Borrowers to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to any Bank to the extent that such Bank's receipt thereof would not be permissible under the law or laws applicable to such Bank limiting rates of interest that may be charged or collected by such Bank. Any such payments of interest that are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrowers to such Bank on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to such Bank limiting rates of interest that may be charged or collected by such Bank. Such deferred interest shall not bear interest.

                  SECTION 2.8.  FEES.

                  (a) Simultaneously with the execution and delivery of Amendment No. 4, the Borrowers shall pay to the Agent, for the ratable benefit of the Banks, a non-refundable amendment fee in the aggregate amount of $480,000 (the 'AMENDMENT FEE').

                  (b) The Borrowers shall pay to the Agent for the account of the Banks, PRO RATA according to their respective Revolving Credit Commitments, a commitment fee (the 'COMMITMENT FEE') on the daily average amount of such Bank's Unused Commitment, for the period from the Closing Date to and including the earlier of (i) the date such Bank's Revolving Credit Commitment is terminated, and (ii) the Revolving Credit Commitment Termination Date, at the rate per annum equal to the Commitment Fee Percentage from time to time in effect on the amount of the Total Revolving Credit Commitment. The accrued Commitment Fee shall be payable on the Quarterly Dates, and on the earlier of (i) the date the Total Revolving Credit Commitment is terminated, or (ii) the Revolving Credit Commitment Termination Date, and in the event the Borrowers reduce the Total Revolving Credit Commitment as provided in subsection 2.6(b) hereof, on the effective date of such reduction.

                  (c) The Borrowers shall pay to the Agent, for its own account:
         (i) an annual agency fee (the 'AGENCY FEE') commencing on the Closing Date, and (ii) simultaneously with the execution and delivery of Amendment No. 4, (A) a non-refundable arrangement fee (the 'ARRANGEMENT FEE'), and (B) fees and expenses in accordance with Section 10.1 hereof.

                  (d) The Borrowers shall pay to the Agent for the account of the Banks, PRO RATA according to their respective Revolving Credit Commitments, a letter of credit fee (the 'L/C FEE') on the daily average amount of the aggregate stated amount of the L/C's, for the period from the date hereof to and including the earlier of (i) the date such Bank's Revolving Credit Commitment is terminated and (ii) the Revolving Credit Commitment Termination Date, at the rate per annum equal to the L/C Fee Percentage from time to time in effect. The accrued L/C Fee shall be payable on the Quarterly Dates, and on the earlier of (i) the date the Total Revolving Credit Commitment is terminated, or (ii) the Revolving Credit Commitment Termination Date.

                  (e) The Amendment Fee, the Commitment Fee, the Agency Fee, the Arrangement Fee and the L/C Fee are hereinafter sometimes referred to individually as a 'FEE' and collectively as the 'FEES'. Each of the Amendment Fee, the Agency Fee and the Arrangement Fee are more fully described in a separate written agreement among the Borrowers and the Agent.

                  SECTION 2.9.  USE OF PROCEEDS OF LOANS

                  The proceeds of the Credit Loans hereunder may be used by the Borrowers solely: (a) for working capital purposes, (b) subject to subsection 2.2(a) hereof, for the issuance of L/C's to beneficiaries designated by the Borrowers, and (c) for general corporate purposes (including, without limitation, those permitted under Sections 7.4, 7.5 and 7.8 hereof); provided, however, that no proceeds of the Credit Loans may be utilized (i) to repay any of the June 2002 Notes unless, after giving effect to any such payment, there would be not less than $10,000,000 available under the Revolving Commitment; or (ii) to pay all or any part of the Accrued Catch-Up Dividends if an Event of Default shall then exist or would exist after giving effect to any such payment.

                  SECTION 2.10.     COLLATERAL.

                  (a) In order to secure the due payment and performance by the Borrowers of the Obligations, on the Closing Date each of Omega, OHI (Illinois), Inc., NRS, and Delta (collectively, the 'GRANTORS') shall:

                           (i) Grant to the Agent for the ratable benefit of the Banks (and affiliates thereof in connection with Interest Rate Contracts) a Lien on such of its personal properties and assets, whether now owned or hereafter acquired, tangible and intangible, related to the Facilities identified on Schedule 2.10 hereto (as the same may be modified from time to time in accordance with the terms hereof) by the execution and delivery to the Agent of a Security Agreement in form and substance satisfactory to the Agent (the 'BORROWER SECURITY AGREEMENT');

                           (ii) Grant to the Agent for the ratable benefit of the Banks (and affiliates thereof in connection with Interest Rate Contracts) a Lien on such interests in real property related to the Facilities identified on Schedule 2.10 hereto (as the same may be modified from time to time in accordance with the terms hereof), and all improvements now or hereafter located thereon, as the Agent shall require, by the execution and delivery to the Agent of mortgages, deeds of trust, or assignments of mortgages, in form and substance satisfactory to the Agent (individually, a 'BORROWER MORTGAGE' and collectively, the 'BORROWER MORTGAGES'); and

                           (iii) Execute and deliver or cause to be executed and delivered such other agreements, instruments and documents as the Agent may reasonably require in order to effect the purposes of the Borrower Security Agreement, the Borrower Mortgages, this Section 2.10 and this Agreement.

                  (b) All of the agreements, instruments and documents provided for or referred to in this Section 2.10 are hereinafter sometimes referred to collectively as the 'SECURITY DOCUMENTS'.

                  SECTION 2.11.  MINIMUM AMOUNTS OF BORROWINGS,
                                 CONVERSIONS AND REPAYMENTS.

                  Except for borrowings, conversions and repayments that exhaust the full remaining amount of a Commitment (in the case of borrowings) or result in the conversion or repayment of all Loans of a particular Type (in the case of conversions or repayments) or conversions made pursuant to Section 2.20 or Section 2.21 hereof, each borrowing from each Bank, each conversion of Loans of one Type into Loans of another Type and each repayment or prepayment of principal of Loans hereunder shall be in a minimum amount of One Million ($1,000,000) Dollars, in the case of Prime Rate Loans, and Three Million ($3,000,000) Dollars, in the case of LIBOR Loans, and in either case if in excess thereof, in integral multiples of One Hundred Thousand ($100,000) Dollars (borrowings, conversions and repayments of different Types of Loans at the same time hereunder to be deemed separate borrowings, conversions and repayments for purposes of the foregoing, one for each Type).

                  SECTION 2.12.  TIME AND METHOD OF PAYMENTS

                  All payments of principal, interest, Fees and other amounts (including indemnities) payable by the Borrowers hereunder shall be made in Dollars, in immediately available funds, to the Agent at the Principal Office not later than 11:00 a.m., New York City time, on the date on which such payment shall become due (and the Agent or any Bank for whose account any such payment is to be made may, but shall not be obligated to, debit the amount of any such payment that is not made by such time to any ordinary deposit account of the Borrowers, or any of them, with the Agent or such Bank, as the case may be). Additional provisions relating to payments are set forth in Section 10.3 hereof. Each payment received by the Agent hereunder for the account of a Bank shall be paid promptly to such Bank, in like funds, for the account of such Bank's Lending Office for the Loan in respect of which such payment is made.

                  SECTION 2.13.  LENDING OFFICES

                  The Loans of each Type made by each Bank shall be made and maintained at such Bank's applicable Lending Office for Loans of such Type.

                  SECTION 2.14.  SEVERAL OBLIGATIONS

                  The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve the other Banks of their respective obligations to make their Loans on such date, but no Bank shall be responsible for the failure of the other Banks to make Loans to be made by such other Banks.

                  SECTION 2.15.  PRO RATA TREATMENT AMONG BANKS.

                  Except as otherwise provided herein: (a) each borrowing from the Banks under Section 2.1 hereof will be made from the Banks and each payment of each Fee (other than as set forth in subsection 2.8(a) hereof and the Agency Fee and the Arrangement Fee) shall be made for the account of the Banks PRO RATA according to the amount of their respective Commitments; (b) each partial reduction of the Revolving Credit Commitment shall be applied to the Commitments of the Banks PRO RATA according to each Bank's respective Commitment; (c) each payment and repayment of principal of or interest on Loans will be made to the Agent for the account of the Banks PRO RATA in accordance with the respective unpaid principal amounts of the Loans held by such Banks; and (d) each conversion of Loans of a particular Type shall be made PRO RATA among the Banks holding Loans of such type according to the respective principal amounts of such Loans held by such Banks.

                  SECTION 2.16.  NON-RECEIPT OF FUNDS BY THE AGENT.

                  Unless the Agent shall have been notified by a Bank or the Borrowers (the 'PAYOR') prior to the date on which such Bank is to make payment to the Agent of the proceeds of a Loan to be made by it hereunder or the Borrowers are to make a payment to the Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the 'REQUIRED PAYMENT'), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, the recipient of such payment shall, on demand, repay to the Agent the amount made available to it together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) when the recipient is a Bank, the Federal Funds Rate for such day, or (ii) when the recipient is a Borrower, the rate of interest applicable to such Loan.

                  SECTION 2.17.  SHARING OF PAYMENTS AND SET-OFF AMONG BANKS.

                  The Borrowers hereby agree that, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it at any of its offices against any principal of or interest on any of its Loans hereunder or any Fee payable to it, that is not paid when due (regardless of whether such balances are then due to the Borrowers), in which case it shall promptly notify the Borrowers and the Agent thereof, PROVIDED THAT its failure to give such notice shall not affect the validity thereof. If a Bank shall effect payment of any principal of or interest or Fee on Loans held by it under this Agreement through the exercise of any right of set-off, banker's lien, counterclaim or similar right, it shall promptly purchase from the other Banks participations in the Loans held by the other Banks in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Banks shall share the benefit of such payment PRO RATA in accordance with the unpaid amount of principal and interest or Fee on the Loans held by each of them. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrowers agree that any Bank so purchasing a participation in the Loans held by the other Banks may, to the fullest extent permitted by law, exercise all rights of payment (including the rights of set-off, banker's lien, counterclaim or similar rights) with respect to such participation as fully as if such Bank were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrowers.

                  SECTION 2.18.  CONVERSION OF LOANS.

                  The Borrowers shall have the right to convert Loans of one Type into Loans of another Type from time to time, PROVIDED THAT: (i) the Borrowers shall give the Agent notice of each such conversion as provided in Section 2.3 hereof; (ii) LIBOR Loans may be converted only on the last day of an Interest Period for such Loans; (iii) no LIBOR Loan shall be continued as or converted into another LIBOR Loan, or Prime Rate Loan converted into a LIBOR Loan for a new Interest Period, if the principal amount (determined as of the date of any proposed conversion or continuation thereof) of the aggregate Loans and the L/C Obligations outstanding after giving effect to such continuation or conversion would exceed the Total Revolving Commitment then in effect; and (iv) no Prime Rate Loan may be converted into a LIBOR Loan or LIBOR Loan continued as or converted into another LIBOR Loan if on the proposed date of conversion a Default or an Event of Default exists. The Agent shall use its best efforts to notify the Borrowers of the effectiveness of such conversion, and the new interest rate to which the converted Loans are subject, as soon as practicable after the conversion; PROVIDED, HOWEVER, that any failure to give such notice shall not affect the Borrowers' obligations, or the Agent's or the Banks' rights and remedies, hereunder in any way whatsoever.

                  SECTION 2.19.  ADDITIONAL COSTS; CAPITAL REQUIREMENTS.

                  (a) In the event that any existing or future law or regulation, guideline or interpretation thereof, by any court or administrative or governmental authority (foreign or domestic) charged with the administration thereof, or compliance by any Bank with any request or directive (whether or not having the force of law) of any such authority shall impose, modify or deem applicable or result in the application of, any capital maintenance, capital ratio or similar requirement against loan commitments or other obligations entered into by any Bank hereunder, and the result of any event referred to above is to impose upon any Bank or increase any capital requirement applicable as a result of the making or maintenance of such Bank's Commitment or the obligation of such Bank hereunder with respect to such Commitment or otherwise (which imposition of capital requirements may be determined by each Bank's reasonable allocation of the aggregate of such capital increases or impositions), then, upon demand made by such Bank as promptly as practicable after it obtains knowledge that such law, regulation, guideline, interpretation, request or directive exists and determines to make such demand, the Borrowers shall immediately pay to such Bank from time to time as specified by such

         Bank additional amounts which shall be sufficient to compensate such Bank for such imposition of or increase in capital requirements together with interest on each such amount from the date demanded until payment in full thereof at the Post-Default Rate. A certificate setting forth in reasonable detail the amount necessary to compensate such Bank as a result of an imposition of or increase in capital requirements submitted by such Bank to the Borrowers shall be conclusive, absent manifest error, as to the amount thereof. All references to any "Bank" shall be deemed to include any participant in such Bank's Commitment.

                  (b) In the event that any Regulatory Change shall: (i) change the basis of taxation of any amounts payable to any Bank under this Agreement or the Notes in respect of any Loans including, without limitation, LIBOR Loans (other than taxes imposed on the overall net income of such Bank for any such Loans by the United States of America or the jurisdiction in which such Bank has its principal office); or
         (ii) impose or modify any reserve, Federal Deposit Insurance Corporation premium or assessment, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including any of such Loans or any deposits referred to in the definition of "LIBOR Base Rate" in Article 1 hereof); or (iii) impose any other conditions affecting this Agreement in respect of Loans or L/C's, including, without limitation, LIBOR Loans (or any of such extensions of credit, assets, deposits or liabilities); and the result of any event referred to in clause (i), (ii) or (iii) above shall be to increase such Bank's costs of making or maintaining any Loans or L/C's including, without limitation, LIBOR Loans, or its Commitment, or to reduce any amount receivable by such Bank hereunder in respect of its Commitment (such increases in costs and reductions in amounts receivable are hereinafter referred to as 'ADDITIONAL COSTS') in each case, only to the extent, with respect to LIBOR Loans, that such Additional Costs are not included in the LIBOR Base Rate applicable to LIBOR Loans, then, upon demand made by such Bank as promptly as practicable after it obtains knowledge that such a Regulatory Change exists and determines to make such demand (a copy of which demand shall be delivered to the Agent), the Borrowers shall pay to such Bank from time to time as specified by such Bank, additional amounts which shall be sufficient to compensate such Bank for such increased cost or reduction in amounts receivable by such Bank from the date of such change, together with interest on each such amount from the date demanded until payment in full thereof at the Post-Default Rate. All references to any "Bank" shall be deemed to include any participant in such Bank's Commitment.

                  (c) Without limiting the effect of the foregoing provisions of this Section 2.19, in the event that, by reason of any Regulatory Change, any Bank either: (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes LIBOR Loans, or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Bank so elects by notice to the Borrowers (with a copy to the Agent), the obligation of such Bank to make, and to convert Loans of any other Type into, Loans of such Type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (and all Loans of such Type then outstanding shall be converted into Prime Rate Loans or into LIBOR Loans of another duration as the case may be, in accordance with Sections 2.18 and 2.22).

                  (d) Determinations by any Bank for purposes of this Section
         2.19 of the effect of any Regulatory Change on its costs of making or maintaining Loans or L/C's or on amounts receivable by it in respect of Loans, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall be set forth in writing in reasonable detail and shall be conclusive, absent manifest error.

                  SECTION 2.20.  LIMITATION ON TYPES OF LOANS.

                  Anything herein to the contrary notwithstanding, if, on or prior to the determination of an interest rate for any LIBOR Loans for any Interest Period therefor, the Required Banks determine (which determination shall be conclusive):

                  (a) by reason of any event affecting the money markets in the United States of America or the London interbank market, quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans under this Agreement; or

                  (b) the rates of interest referred to in the definition of "LIBOR Base Rate" in Article 1 hereof upon the basis of which the rate of interest on any LIBOR Loans for such period is determined, do not accurately reflect the cost to the Banks of making or maintaining such Loans for such period;

         then the Agent shall give the Borrowers and each Bank prompt notice thereof (and shall thereafter give the Borrowers and each Bank prompt notice of the cessation, if any, of such condition), and so long as such condition remains in effect, the Banks shall be under no obligation to make Loans of such Type or to convert Loans of any other Type into Loans of such Type and the Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type either repay such Loans in accordance with Section
         2.6 hereof or convert such Loans into Loans of another Type.

                  SECTION 2.21.  ILLEGALITY.

                  Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Bank or its applicable Lending Office to: (a) honor its obligation to make any Type of LIBOR Loans hereunder, or (b) maintain any Type of LIBOR Loans hereunder, then such Bank shall promptly notify the Borrowers thereof (with a copy to the Agent), describing such illegality in reasonable detail (and shall thereafter promptly notify the Borrowers and the Agent of the cessation, if any, of such illegality), and such Bank's obligation to make such Type of LIBOR Loans and to convert Prime Rate Loans into LIBOR Loans hereunder shall, upon written notice given by such Bank to the Borrowers, be suspended until such time as such Bank may again make and maintain such type of LIBOR Loans and such Bank's outstanding LIBOR Loans of such Type shall be converted into Prime Rate Loans, in accordance with Sections 2.18 and 2.22 hereof.

                  SECTION 2.22.   CERTAIN CONVERSIONS PURSUANT
                                  TO SECTIONS 2.19 AND 2.21.

                  If the Loans of any Bank of a particular Type (Loans of such Type are hereinafter referred to as 'AFFECTED LOANS' and such Type is hereinafter referred to as the 'AFFECTED TYPE') are to be converted pursuant to Section 2.19 or 2.21 hereof, such Bank's Affected Loans shall be converted into Prime Rate Loans, or LIBOR Loans of another Type, as the case may be (the 'NEW TYPE LOANS'), on the last day(s) of the then current Interest Period(s) for the Affected Loans (or, in the case of a conversion required by subsection 2.19(b) or Section 2.21 hereof, on such earlier date as such Bank may specify to the Borrowers with a copy to the Agent) and, until such Bank gives notice as provided below that the circumstances specified in Section 2.19 or 2.21 hereof which gave rise to such conversion no longer exist:

                           (a) to the extent that such Bank's Affected Loans
                  have been so converted, all payments and repayments of principal which would otherwise be applied to such Affected Loans shall be applied instead to its New Type Loans;

                           (b) all Loans which would otherwise be made by such
                  Bank as Loans of the Affected Type shall be made instead as New Type Loans and all Loans of such Bank which would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) New Type Loans.

                  SECTION 2.23.  INDEMNIFICATION.

                  The Borrowers shall pay to the Agent for the account of each Bank, upon the request of such Bank through the Agent, such amount or amounts as shall compensate such Bank for any loss (including loss of profit), cost or expense incurred by such Bank (as reasonably determined by such Bank) as a result of:

                           (a) any payment or repayment or conversion of a LIBOR
                  Loan held by such Bank on a date other than the last day of an Interest Period for such LIBOR Loan except pursuant to Sections 2.19 or 2.21 hereof; or

                           (b) any failure by the Borrowers to borrow a LIBOR
                  Loan held by such Bank on the date for such borrowing specified in the relevant Borrowing Notice under Section 2.3 hereof, or

                           (c) any failure by the Borrowers to continue a LIBOR
                  Loan after giving notice of continuation or to prepay a LIBOR Loan on the date specified in a notice of prepayment,

         such compensation to include, without limitation, an amount equal to:
         (i) any loss or expense suffered by such Bank during the period from the date of receipt of such early payment or repayment or the date of such conversion to the last day of such Interest Period if the rate of interest obtainable by such Bank upon the redeployment of an amount of funds equal to such Bank's PRO RATA share of such payment, repayment or conversion or failure to borrow or convert or continue or prepay is less than the rate of interest applicable to such LIBOR Loan for such Interest Period, or (ii) any loss or expense suffered by such Bank in liquidating LIBOR deposits prior to maturity which correspond to such Bank's PRO RATA share of such payment, repayment, conversion, failure to borrow or failure to convert or failure to continue or failure to prepay. The determination by each such Bank of the amount of any such loss or expense, when set forth in a written notice to the Borrowers, containing such Bank's calculation thereof in reasonable detail, shall be presumed correct, in the absence of manifest error."

                  2.3. Article 6 of the Loan Agreement is hereby amended by deleting Section 6.9 (Financial Covenants) thereof in its entirety and substituting the following therefor:

                  "Section 6.9   FINANCIAL COVENANTS.

                  (a) Have or maintain, with respect to Omega, on a consolidated basis, as at the last day of each fiscal quarter of Omega, a ratio of Indebtedness to Tangible Net Worth of not more than 1.50:1.00.

                  (b) Have or maintain, with respect to Omega, on a consolidated basis, as at the last day of each fiscal quarter of Omega after the Amendment No. 4 Effective Date, Tangible Net Worth (after the Second Additional Equity Contribution) of not less than $400,000,000 as at December 31, 2001, $425,000,000 as at March 31, 2002 and June 30, 2002,
         and $430,000,000 as at September 30, 2002 and each fiscal quarter thereafter, plus, in each case, 50% of (i) the Net Issuance Proceeds received by Omega (or any of its Subsidiaries) in connection with the issuance of any equity interest in Omega (or any of its Subsidiaries) other than any such equity interests issued in connection with the Second Additional Equity Contribution and any dividend reinvestment program(s), and (ii) the value (determined in accordance with GAAP) of any capital stock by Omega issued upon the conversion of convertible Indebtedness.

         With respect to the foregoing subsection 6.9(b), for purposes of computing Tangible Net Worth, from and after the Catch-Up Date, the amount of Accrued Catch-Up Dividends shall be added to Tangible Net Worth to the extent that such amount(s) have been externally financed (provided the calculation of Accrued Catch-Up Dividends shall be set forth in writing delivered to and in form and substance satisfactory to the Agent, which shall include a description of the source of payment therefor).

                  (c) Have or maintain, with respect to Omega, on a consolidated basis, as at the last day of each fiscal quarter of Omega, Interest Coverage of not less than the respective ratio set forth opposite each such date:

                           DATE                     MINIMUM INTEREST COVERAGE RATIO
                           ----                     -------------------------------
                  March 31, 2002                              2.00:1.00
                  June 30, 2002                               2.25:1.00
                  September 30, 2002                          2.25:1.00
                  December 31, 2002                           2.50:1.00
                  March 31, 2003                              2.75:1.00
                    and the last day of each
                    fiscal quarter thereafter

                  (d) Intentionally Omitted.

                  (e) Have or maintain as at the last day of each fiscal quarter of Omega, Omega's Fixed Coverage Ratio of not less than 1.00:1.00.

         With respect to the foregoing subsection 6.9(e), for purposes of computing Omega's Fixed Coverage Ratio, from and after the Catch-Up Date, there shall be subtracted from the computation of "Cash dividends", the amount of the Accrued Catch-Up Dividends to the extent that such amount(s) have been externally financed (provided the calculation of Accrued Catch-Up Dividends shall be set forth in writing delivered to and in form and substance satisfactory to the Agent, which shall include a description of the source of payment therefor).

                  (f) Have or maintain as at the last day of each fiscal quarter of Omega, commencing with the fiscal quarter ending March 31, 2002, a Leverage Ratio of not greater than the respective ratio set forth opposite each such date:

                           DATE                       MAXIMUM LEVERAGE RATIO
                           ----                       ----------------------
                  March 31, 2002                             5.50:1.00
                  June 30, 2002                              5.00:1.00
                  September 30, 2002                         4.75:1.00"
                    and the last day of each
                    fiscal quarter thereafter

                  (g) Have or maintain Collateral Coverage with respect to the Facilities comprising the Collateral of at least 1.40:1.00 at all times."

                  2.4. Article 7 of the Loan Agreement is hereby amended by deleting Section 7.5 (Redemptions; Distributions) thereof in its entirety and substituting the following therefor:

                 "Section 7.5  REDEMPTIONS; DISTRIBUTIONS.

                  (a) Purchase, redeem, retire or otherwise acquire, directly or indirectly, or make any sinking fund payments with respect to, any shares of any class of stock of Omega or any Subsidiary now or hereafter outstanding or set apart any sum for any such purpose; unless
         (i) the ^ JUNE 2002 NOTES have been paid in full or the Required Banks are satisfied that sources of funds are and will remain available to repay the ^ JUNE 2002 NOTES in full, and (ii) after giving effect thereto (A) no Event of Default shall exist, (B) there shall be not less than $15,000,000 available under the Revolving Credit Commitment; and (C) the aggregate amount of all such purchases, redemptions and payments shall be less than $15,000,000; or

                  (b) Declare or pay any dividends or make any distribution of any kind on Omega's outstanding stock, or set aside any sum for any such purpose, except that:

                           (i) Omega may declare and make dividend payments or other distributions payable solely (A) in its common stock; and (B) in kind to Explorer

         Holdings, L.P. in respect of the Series C Convertible Preferred Stock of Omega as contemplated under the Investment Agreement;

                           (ii) If no Default or Event of Default exists or will occur after giving effect thereto, Omega may declare and pay cash dividends in any fiscal quarter in an amount, which when added to the cash dividends paid with respect to the three (3) immediately preceding fiscal quarters, does not exceed ninety-five (95%) percent of Adjusted EBITDA (which shall be calculated without adding back interest expense for the purpose hereof) for those four (4) fiscal quarters calculated on a rolling four-quarter basis (provided that in computing the amount of all such cash dividends permitted to be paid hereunder, there shall be excluded therefrom the portion of any Accrued Catch-Up Dividend (otherwise included therein) the payment of which has been externally financed, and, provided further, that the calculation thereof shall be set forth in writing delivered to and in form and substance satisfactory to the Agent, and shall include a description of the source of payment therefor);

                           (iii) If a Default or Event of Default exists or would occur after giving effect thereto, Omega may declare and pay dividends in any fiscal quarter in the minimum amount necessary to maintain its REIT status; and

                           (iv) Omega may pay the Accrued Catch-Up Dividends provided the Borrowers shall deliver to the Agent in reasonable written detail a calculation of the amount thereof which shall include a description of the source of payment therefor."

         3. REPRESENTATIONS AND WARRANTIES. In order to induce the Banks and the Agent to enter into this Fourth Amendment, each of the Loan Parties hereby represents and warrants to the Banks and the Agent, as to itself with respect to the Loan Documents to which it is a party, that:

                 3.1 NO DEFAULT. After giving effect to this Fourth Amendment, no Default or Event of Default shall have occurred or be continuing.

                 3.2 EXISTING REPRESENTATIONS AND WARRANTIES. As of the date hereof and after giving effect to this Fourth Amendment, each and every one of the representations and warranties set forth in the Loan Documents are true, accurate and complete in all respects and with the same effect as though made on the date hereof, and each is hereby incorporated herein in full by reference as if restated herein in its entirety, except as set forth on Schedule 3.2 hereto and for changes in the ordinary course of business which are not prohibited by the Loan Agreement (as amended hereby) and which do not, either singly or in the aggregate, have a Material Adverse Effect.

                 3.3 AUTHORITY; ENFORCEABILITY. (i) The execution, delivery and performance by each Loan Party of this Fourth Amendment and the Notes (as defined in the Loan Agreement as amended hereby, the "NOTES") are within its organizational powers and have been duly authorized by all necessary action (corporate or otherwise) on the part of each Loan Party, (ii) each of this Fourth Amendment and the Notes is the legal, valid and binding obligation of each Loan Party party thereto, enforceable against each Loan Party in accordance with its terms, and (iii) this Fourth Amendment and the Notes and the execution, delivery and performance by each

Loan Party thereof does not: (A) contravene the terms of any Loan Party's organization documents, (B) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any contractual obligation to which any Loan Party is a party or any order, injunction, writ or decree to which any Loan Party or its property is subject, or (C) violate any requirement of law.

         4. CONDITIONS PRECEDENT TO EFFECTIVENESS.

         This Fourth Amendment shall become effective on the date (the "EFFECTIVE DATE") that the following conditions precedent shall have been fulfilled (to the satisfaction of the Agent, which in no event shall be later than February 28, 2002):

                 4.1 FOURTH AMENDMENT. The Agent shall have received this Fourth Amendment, duly executed by a duly authorized officer or officers of each Borrower, the Agent and each Bank.

                 4.2 NOTES. Each Borrower shall have executed and delivered to each Bank its Note.


                 4.3 FEES. The Borrower shall have paid to the Agent simultaneously with the execution and delivery of this Fourth Amendment (i) for the account of the Banks, the Amendment Fee, and (ii) for its own account, the Arrangement Fee.

                 4.4 SECOND ADDITIONAL EQUITY CONTRIBUTION. The Agent shall have received documentation in form and substance satisfactory to it that the Second Additional Equity Contribution has been consummated.

                 4.5 AMENDMENT TO PROVIDENT LOAN AGREEMENT. The Agent shall have received a true and complete copy of a waiver and amendment to the Provident Loan Agreement, pursuant to which the Provident Loan Agreement shall be no more restrictive on the Borrower than the Loan Agreement as amended hereby, and which waiver and amendment shall be in form and substance satisfactory to the Agent.

                 4.6 OPINION. Counsel to the Borrowers shall have delivered its opinion to, and in form and substance satisfactory to, the Agent.

                 4.7 CERTIFICATES. The Agent shall have received a certificate of the Secretary or Assistant Secretary of each Borrower (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing all necessary corporate action (in form and substance reasonably satisfactory to the Administrative Agent) taken by it to authorize this Fourth Amendment, (ii) certifying that its certificate of incorporation and by-laws have not been amended since June 15, 2000, or, if so, setting forth the same, and (iii) setting forth the incumbency of its officer or officers who may sign this Amendment, including therein a signature specimen of such officer or officers.

                 4.8 ADDITIONAL DOCUMENTS. The Agent shall have received such other documents as it shall reasonably request.

         5.   ADDITIONAL CONDITIONS PRECEDENT TO LOANS
              AND L/CS UNDER THE LOAN AGREEMENT AS AMENDED.

         The obligation of (i) each Bank to make a Credit Loan to be made by it under the Loan Agreement as amended hereby and (ii) the L/C Issuer to issue an L/C under the Loan Agreement as amended hereby, shall in each case be subject to the fulfillment (to the satisfaction of the Agent and the L/C Issuer, as applicable) of (x) the conditions set forth in Section 4.1 and 4.2 to the Loan Agreement, and (y) the following additional condition precedent:

                  5.1 UPDATED APPRAISAL. The Agent shall have conducted, at the Borrowers' expense, an updated Appraisal of all Eligible Healthcare Assets comprising the Initial Collateral and the Additional Collateral and the results thereof shall be satisfactory to the Agent and the Banks.

         6.   REFERENCE TO AND EFFECT UPON THE LOAN AGREEMENT.

                  6.1 EFFECT. Except as specifically set forth herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.

                  6.2 NO WAIVER; REFERENCES. The execution, delivery and effectiveness of this Fourth Amendment shall not operate as a waiver of any right, power or remedy of the Agent or any Bank under the Loan Agreement, nor constitute a waiver of any provision of the Loan Agreement, except as specifically set forth herein. Upon the effectiveness of this Fourth Amendment, each reference in:

                       (i) the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby;

                       (ii) the other Loan Documents to the "Loan Agreement" shall mean and be a reference to the Loan Agreement as amended hereby; and

                       (iii) the Loan Documents to (ii) the Tranche A Notes and/or the Tranche B Notes shall mean and be a reference to the Notes, (ii) the terms "Tranche A Revolving Credit Commitment" and/or "Tranche B Revolving Credit Commitment" shall mean and be a reference to the Revolving Credit Commitment as defined in the Loan Agreement as amended hereby, and (iii) the "Loan Documents" shall be deemed to include this Fourth Amendment.

         7.  MISCELLANEOUS.

                 7.1 EXPENSES. The Loan Parties agree to pay the Agent upon demand for all reasonable expenses, including reasonable attorneys' fees and expenses of the Agent, incurred by the Agent in connection with the preparation, negotiation and execution of this Fourth Amendment.

                 7.2. LAW. THIS FOURTH AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                 7.3 SUCCESSORS. This Fourth Amendment shall be binding upon the Loan Parties, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Loan Parties, the Banks and the Agent and the successors and assigns of the Banks and the Agent.

                 7.4 EXECUTION IN COUNTERPARTS. This Fourth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                           [Signature Page to Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                OMEGA HEALTHCARE
                                 INVESTORS, INC.
                                DELTA INVESTORS I, LLC
                                DELTA INVESTORS II, LLC
                                JEFFERSON CLARK, INC.
                                NRS VENTURES, L.L.C.
                                OHI (CLEMMONS), INC.
                                OHI (FLORIDA), INC.
                                OHI (GREENSBORO), INC.
                                OHI (ILLINOIS), INC.
                                OHI (IOWA), INC.
                                OHI (KANSAS), INC.
                                OHI OF TEXAS, INC.
                                OMEGA (KANSAS), INC.
                                OS LEASING COMPANY
                                STERLING ACQUISITION CORP.
                                STERLING ACQUISITION CORP. II

                                BY______________________________________

         __________________, as an executive officer of all of the aforementioned entities, has executed this Fourth Amendment to Loan Agreement and intending that all entities above named are bound and are to be bound by the one signature as if [s]he had executed this Fourth Amendment to Loan Agreement separately for each of the above named entities.















           Signature Page to Fourth Amendment to Loan Agreement among
       Omega Healthcare Investors, Inc., and certain of its Subsidiaries, the Banks party thereto, and Fleet National Bank, as Agent

REVOLVING CREDIT COMMITMENT:      FLEET NATIONAL BANK, AS AGENT
                                  AND AS A BANK
$26,000,000

                                  By:_________________________________

                                     Name:____________________________
                                     Title:___________________________






























           Signature Page to Fourth Amendment to Loan Agreement among
       Omega Healthcare Investors, Inc., and certain of its Subsidiaries, the Banks party thereto, and Fleet National Bank, as Agent

REVOLVING CREDIT COMMITMENT:          DRESDNER BANK AG, NEW YORK BRANCH
                                      AND GRAND CAYMAN BRANCH

$18,000,000

                                      By:___________________________________
                                            Name:___________________________
                                            Title:__________________________


                                      By:___________________________________
                                            Name:___________________________
                                            Title:__________________________



























           Signature Page to Fourth Amendment to Loan Agreement among
       Omega Healthcare Investors, Inc., and certain of its Subsidiaries, the Banks party thereto, and Fleet National Bank, as Agent

REVOLVING CREDIT COMMITMENT:             HARRIS TRUST AND SAVINGS BANK

$18,000,000

                                         By:________________________________
                                            Name:___________________________
                                            Title:__________________________































           Signature Page to Fourth Amendment to Loan Agreement among
       Omega Healthcare Investors, Inc., and certain of its Subsidiaries, the Banks party thereto, and Fleet National Bank, as Agent

REVOLVING CREDIT COMMITMENT:            BANK ONE, MICHIGAN

$34,000,000

                                        By:_________________________________
                                            Name:___________________________
                                            Title:__________________________





























           Signature Page to Fourth Amendment to Loan Agreement among
       Omega Healthcare Investors, Inc., and certain of its Subsidiaries, the Banks party thereto, and Fleet National Bank, as Agent

REVOLVING CREDIT COMMITMENT:            FOOTHILL INCOME TRUST, L.P.
                                        BY FIT-GP, LLC
$16,000,000

                                        By:________________________________
                                           Name:___________________________
                                           Title:  Managing Member



























           Signature Page to Fourth Amendment to Loan Agreement among
       Omega Healthcare Investors, Inc., and certain of its Subsidiaries, the Banks party thereto, and Fleet National Bank, as Agent

REVOLVING CREDIT COMMITMENT:            LASALLE BANK NATIONAL ASSOCIATION

$24,000,000

                                        By:________________________________
                                           Name:___________________________
                                           Title:__________________________


























           Signature Page to Fourth Amendment to Loan Agreement among
       Omega Healthcare Investors, Inc., and certain of its Subsidiaries, the Banks party thereto, and Fleet National Bank, as Agent

REVOLVING CREDIT COMMITMENT:         PB CAPITAL CORPORATION (SUCCESSOR IN
                                     INTEREST TO BHF (USA) CAPITAL CORPORATION)
$14,400,000

                                     By:_____________________________________
                                        Name:________________________________
                                        Title:_______________________________



                                     By:_____________________________________
                                        Name:________________________________
                                        Title:_______________________________



























           Signature Page to Fourth Amendment to Loan Agreement among
       Omega Healthcare Investors, Inc., and certain of its Subsidiaries, the Banks party thereto, and Fleet National Bank, as Agent

REVOLVING CREDIT COMMITMENT:         KBC N.V.

$9,600,000

                                     By:_____________________________________
                                        Name:________________________________
                                        Title:_______________________________


                                     By:_____________________________________
                                        Name:________________________________
                                        Title:_______________________________






















           Signature Page to Fourth Amendment to Loan Agreement among
       Omega Healthcare Investors, Inc., and certain of its Subsidiaries, the Banks party thereto, and Fleet National Bank, as Agent

                                    EXHIBIT A
                      TO AMENDMENT NO. 4 TO LOAN AGREEMENT
                                  BY AND AMONG
                        OMEGA HEALTHCARE INVESTORS, INC.
                        AND CERTAIN OF ITS SUBSIDIARIES,
                           THE BANKS SIGNATORY HERETO
                                       AND
                          FLEET NATIONAL BANK, AS AGENT

                                  FORM OF NOTE


$____________                                              DATED: _______, 2002

         FOR VALUE RECEIVED, each of the undersigned corporations (collectively, the "BORROWERS"), hereby jointly and severally promises to pay to the order of ______________________ (the "BANK") on the Revolving Credit Commitment Termination Date (as defined in the Agreement referred to below), the principal sum of _____________________ Dollars ($___________), or such lesser amount as shall be equal to the aggregate unpaid principal amount of the Credit Loans (as defined in the Agreement) outstanding on the close of business on the Revolving Credit Commitment Termination Date made by the Bank to the Borrowers; together, in each case, with interest on any and all principal amounts remaining unpaid hereunder from time to time outstanding. Interest upon the unpaid principal amount hereof shall accrue at the rates, shall be calculated in the manner and shall be payable on the dates set forth in the Agreement. After maturity, whether by acceleration or otherwise, accrued interest shall be payable upon demand. Both principal and interest shall be payable in the applicable currency determined in accordance with the Agreement to Fleet National Bank, as Agent (the "AGENT") on behalf of the Bank, at its office determined in accordance with the Agreement in immediately available funds. The Credit Loans made by the Bank to the Borrowers pursuant to the Agreement and all payments on account of principal hereof may be recorded by the Bank on Schedule A attached hereto which is part of this Note or otherwise in accordance with its usual practices and such notations shall be conclusively presumed to be accurate absent manifest error; PROVIDED, HOWEVER, that the failure to so record shall not affect the Borrowers' obligations under this Note.

         Anything herein to the contrary notwithstanding, the obligation of the Borrowers to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the Bank to the extent that the Bank's receipt thereof would not be permissible under the law or laws applicable to the Bank limiting rates of interest which may be charged or collected by the Bank. Any such payments of interest which are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrowers to the Bank on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to the Bank limiting rates of interest which may be charged or collected by the Bank.

         This Note is a Note referred to in, and is entitled to the benefits of, the Loan Agreement dated June 15, 2000 by and among the Borrowers, the Banks signatory thereto (including the Bank) and the Agent (as amended by (i) Amendment No. 1 to Loan Agreement dated August 15, 2000, (ii) Amendment No. 2 to Loan Agreement dated November 20, 2000, (iii) Amendment No.

3 to Loan Agreement dated January 30, 2001, and (iv) Amendment No. 4 to Loan Agreement dated December 21, 2001, and, as it may hereafter be further amended, modified or supplemented from time to time, the "AGREEMENT") and the other Loan Documents.

         Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement. The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for repayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         The Borrowers shall pay costs and expenses of collection, including, without limitation, attorneys' fees and disbursements in the event that any action, suit or proceeding is brought by the holder hereof to collect this Note.

         The Borrowers hereby waive presentment, demand, protest or notice of any kind in connection with this Note.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS, OF THE STATE OF NEW YORK BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

                            OMEGA HEALTHCARE INVESTORS, INC.
                            DELTA INVESTORS I, LLC
                            DELTA INVESTORS II, LLC
                            JEFFERSON CLARK, INC.
                            NRS VENTURES, L.L.C.
                            OHI (CLEMMONS), INC.
                            OHI (FLORIDA), INC.
                            OHI (GREENSBORO), INC.
                            OHI (ILLINOIS), INC.
                            OHI (IOWA), INC.
                            OHI (KANSAS), INC.
                            OHI OF TEXAS, INC.
                            OMEGA (KANSAS), INC.
                            OS LEASING COMPANY
                            STERLING ACQUISITION CORP.
                            STERLING ACQUISITION CORP. II


                             BY_______________________________


         ______________________, as an executive officer of all of the aforementioned entities, has executed this Note intending that all entities above named are bound and are to be bound by the one signature as if he had executed this Note separately for each of the above named entities.

                                                                      Schedule A

--------------------------------------------------------------------------------
                               PRINCIPAL PAYMENTS
--------------------------------------------------------------------------------

                Note dated _______, 2002 payable to the order of
                                     [BANK]

------- ------------- ----------- -------------------- ------------------ ------------- -----------
                                   INTEREST  PERIOD
        PRINCIPAL                  (IF OTHER THAN A                          UNPAID
        AMOUNT OF       TYPE OF    PRIME RATE LOAN)     AMOUNT OF           PRINCIPAL    NOTATION
DATE    CREDIT LOAN      LOAN      AND INTEREST RATE    PRINCIPAL REPAID     BALANCE      MADE BY
------- ------------- ----------- -------------------- ------------------ ------------- -----------
------- ------------- ----------- -------------------- ------------------ ------------- -----------

------- ------------- ----------- -------------------- ------------------ ------------- -----------

------- ------------- ----------- -------------------- ------------------ ------------- -----------

                                  SCHEDULE 3.2
                      TO AMENDMENT NO. 4 TO LOAN AGREEMENT
                                  BY AND AMONG
                        OMEGA HEALTHCARE INVESTORS, INC.
                        AND CERTAIN OF ITS SUBSIDIARIES,
                           THE BANKS SIGNATORY HERETO
                                       AND
                          FLEET NATIONAL BANK, AS AGENT

                    CHANGES TO REPRESENTATIONS AND WARRANTIES


         All matters disclosed in Omega Healthcare Investors, Inc. public filings under the Securities and Exchange Act of 1934, 15 U.S.C. 78(a), et seq.